EXECUTION

OPTION ONE MORTGAGE CORPORATION,

as Servicer

and

WELLS FARGO BANK, N.A.,

as Master Servicer

and

LEHMAN BROTHERS HOLDINGS INC.,

as Seller

_____________________________

Structured Asset Securities Corporation
Structured Asset Securities Corporation
Mortgage Pass-Through Certificates, Series 2006-BC2

SERVICING AGREEMENT

(for Option One Servicing-Retained Mortgage Loans)

Dated as of August 1, 2006

_____________________________

i

EXHIBITS

EXHIBIT A-1	Schedule of Stepped Servicing Fee Mortgage Loans (including Prepayment Charge Schedule)
EXHIBIT A-2	Schedule of Fixed Servicing Fee Rate Mortgage Loans
EXHIBIT B	Custodial Account Letter Agreement
EXHIBIT C	Escrow Account Letter Agreement
EXHIBIT D-1	Master Servicer Data Field Requirements
EXHIBIT D-2	Master Servicer Standard Layout
EXHIBIT D-3	Form of Loan Loss Report
EXHIBIT E	Schedule of Termination Fees
EXHIBIT F	SASCO Series 2006-BC2 Trust Agreement
EXHIBIT G	Form of Certification to be Provided to the Depositor, the Trustee and the Master Servicer by the Servicer
EXHIBIT H	Fannie-Mae Guide No. 95-19
EXHIBIT I	Servicing Criteria to be Addressed in Report on Assessment of Compliance
EXHIBIT J	Transaction Parties
EXHIBIT K	Form of Annual Officer’s Certificate

SERVICING AGREEMENT

This SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of August, 2006, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (“LBH” or the “Seller”), OPTION ONE MORTGAGE CORPORATION, a California corporation (“the Servicer”), having its principal executive offices at 3 Ada, Irvine, California 92618, WELLS FARGO BANK, N.A., as Master Servicer (the “Master Servicer”), and acknowledged by U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) under the Trust Agreement (as defined herein, with a copy attached hereto as Exhibit F), recites and provides as follows:

RECITALS

WHEREAS, the Servicer, Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3 Option One Owner Trust 2003-4, Option One Owner Trust 2003-5, Option One Owner Trust 2005-6, and Option One Owner Trust 2005-7, Option One Owner Trust 2005-8 and Lehman Brothers Bank, FSB (the “Bank”) are parties to a Flow Seller’s Warranties and Servicing Agreement, dated December 13, 2005 (the “Bank Servicing Agreement”), pursuant to which the Servicer currently services certain mortgage loans for the Bank described in Exhibit A hereto (the “Mortgage Loans”);

WHEREAS, at or prior to the Closing Date (as defined herein) pursuant to an Assignment and Assumption Agreement dated as of August 1, 2006, the Bank shall assign all of its right, title and interest in and to the Mortgage Loans to LBH, and LBH shall assume all the rights and obligations of the Bank with respect to the Mortgage Loans under the Bank Servicing Agreement;

WHEREAS, LBH has conveyed the Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the “Depositor”), which in turn has conveyed the Mortgage Loans to the Trustee under a trust agreement dated as of August 1, 2006 (the “Trust Agreement”), among the Trustee, the Depositor, the Master Servicer and Clayton Fixed Income Services, Inc., as the credit risk manager (the “Credit Risk Manager”);

WHEREAS, multiple classes of certificates (the “Certificates”), including the Class P and the Class X Certificates, will be issued on the Closing Date pursuant to the Trust Agreement, and Lehman Brothers Inc. or a nominee thereof is expected to be the initial registered holder of the Class P and Class X Certificates;

WHEREAS, subsequent to the Closing Date, Lehman Brothers Inc. intends to convey all of its rights, title and interest in and to the Class P and the Class X Certificates and all payments and all other proceeds received thereunder to an owner trust or other special purpose entity in which it will hold the sole equity interest, and which owner trust or special purpose entity will issue net interest margin securities (“NIM Securities”) through an indenture trust, such NIM Securities secured, in part, by the payments on such Certificates (the “NIMS Transaction”);

WHEREAS, one or more insurers (collectively, the “NIMS Insurer”) may each issue insurance policies guaranteeing certain payments under the NIM Securities to be issued pursuant to the indenture in the NIMS Transaction;

WHEREAS, in the event there may be two or more individual insurers, it is intended that the rights extended to the NIMS Insurer pursuant to this Agreement be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction through a NIMS Insurance Agreement by and among such insurers and the parties hereto;

WHEREAS, from and after the closing date, the Seller and the Trustee desire that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the rights of the Seller and of the Master Servicer to terminate the rights and obligations of the Servicer hereunder with or without cause, as provided herein and accordingly, the Servicer shall no longer service the Mortgage Loans pursuant to the Bank Servicing Agreement, but instead shall service the Mortgage Loans pursuant to this Agreement;

WHEREAS, the Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence and continuance of an Event of Default as provided herein;

WHEREAS, the Seller and the Servicer intend that the Trustee and the NIMS Insurer each be an intended third party beneficiary of this Agreement, but that the rights of the NIMS Insurer set forth in this Agreement shall exist only so long as the NIM Securities remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on the NIM Securities;

WHEREAS, the Seller and the Servicer acknowledge and agree that certain of the Seller’s rights and obligations under this Agreement (exclusive of the Servicer’s rights and obligations as owner of the servicing rights relating to the Mortgage Loans and the Seller’s obligations pursuant to (i) Sections 8.03(a) and 8.03(b) and (ii) Section 9.02, all of which rights and obligations will remain with the Seller or be assigned or delegated to or (except for any payment obligation) assumed by the Master Servicer) will be assigned by the Seller to the Depositor pursuant to a Mortgage Loan Sale and Assignment Agreement dated as of August 1, 2006, and by the Depositor to the Trustee pursuant to the Trust Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer, the Seller and the Servicer hereby agree as follows:

ARTICLE I.
DEFINITIONS

The following terms are defined as follows (except as otherwise agreed in writing by the parties):

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (i) of prudent mortgage lending institutions that service of mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal laws, rules and regulations.

Adjustable Rate Mortgage Loan: A Mortgage Loan serviced pursuant to this Agreement under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the related Mortgage Note.

Advancing Person: As defined in Section 4.03 hereof.

Agreement: This Servicing Agreement and all amendments hereof and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans (other than the (i) Servicing Fee or (ii) Prepayment Charges or Servicer Prepayment Charge Payment Amounts attributable to the Mortgage Loans), including but not limited to late charges, any interest paid on funds deposited in the Trust Custodial Account and Escrow Account (other than interest on escrowed funds required by law to be paid to the Mortgagor), fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (except for the omission of the assignee’s name), sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

Balloon Mortgage Loan: Any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its originally scheduled Maturity Date and which has a final scheduled payment that is proportionately large in comparison to other scheduled payments.

Balloon Payment: The final scheduled payment in respect of a Balloon Mortgage Loan.

Bank: As defined in the first RECITAL of this Agreement.

Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions in the States of California, Colorado, Florida, Massachusetts, Minnesota, New York, Maryland or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to be closed.

Where any reference is made in this Agreement to more than one Business Day, such reference, except as otherwise expressly provided herein, shall mean consecutive Business Days.

Certificates: Any or all of the Certificates issued pursuant to the Trust Agreement.

Certificate Registrar: The registrar appointed pursuant to Section 3.02 of the Trust Agreement.

Closing Date: August 30, 2006.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The United States Securities and Exchange Commission.

Compensating Interest Maximum Amount: With respect to each Due Period, an amount equal to one-twelfth the product of (i) 0.50% per annum and (ii) the outstanding principal balance of the Mortgage Loans as of the related Determination Date.

Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Costs: For any Person, any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

Custodial Account: The separate account or accounts created and maintained by the Servicer pursuant to Section 3.03. Initially, the Trust Custodial Account will constitute the only Custodial Account established under this Agreement.

Custodial Agreement: Each of the custodial agreements relating to custody of the Mortgage Loans, between the applicable Custodian and the Trustee, as acknowledged by the Seller, the Depositor, the Master Servicer and the related Servicers, dated as of August 1, 2006.

Custodians: Each of U.S. Bank, National Association, Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company, and their respective successors or assigns.

Cut-off Date: August 1, 2006.

DBRS: Dominion Bond Rating Service, Inc., or any successor in interest.

Delinquent: For reporting purposes, a Mortgage Loan is “Delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefore. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is not such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor: Structured Asset Securities Corporation, a Delaware corporation, or any successor in interest.

Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Distressed Mortgage Loan: As of any Transfer Date, any Mortgage Loan that was Delinquent in payment for a period of 90 days or more as of the first calendar day of the month in which such Transfer Date occurs, without giving effect to any grace period permitted by the related Mortgage Note or for which the Servicer has accepted a deed in lieu of foreclosure. No Mortgage Loan shall be considered Delinquent for the purpose of this definition by virtue of the related Mortgagor having made payment to the prior servicer.

Distribution Date: Commencing in September 2006, the 25th day of each month (or if such day is not a Business Day, the next succeeding Business Day).

Due Date: The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the calendar month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution: Any of the following:

(i) an institution whose:

(A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days; or

(B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift, or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii) the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, including Federal Housing Administration debentures, but excluding any of such securities whose terms do not provide for a payment of a fixed dollar amount upon maturity or call for redemption (“Direct Obligations”) and Freddie Mac senior debt obligations;

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Trustee, the Securities Administrator or any agent of the Trustee or the Securities Administrator, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Custodial Account to exceed 20% of the aggregate principal amount of all Eligible Investments in the Trust Custodial Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC (as defined in the Trust Agreement);

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency, if so rated or (B) that is acceptable to the NIMS Insurer and would not adversely affect the then current rating by any Rating Agency then rating the Certificates or the NIM Securities and has a short term rating of at least “A-1” or its equivalent by each Rating Agency, if so rated. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time; provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with the Fannie Mae Guide or Freddie Mac Guide.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.05.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any of the events which may result in a termination for cause set forth in Section 8.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association or any successor thereto.

Fannie Mae Guide: The Fannie Mae Single Family Seller/Servicer Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with the Fannie Mae or Freddie Mac Guide.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than any Mortgage Loan or REO Property repurchased from the Trust), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expect to be finally recoverable in respect thereof have been so recovered.

Fitch: Fitch, Inc., or any successor in interest.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

Freddie Mac Guide: The Freddie Mac Single Family Seller/Servicer Guide and all amendments or additions thereto.

Ginnie Mae: The Government National Mortgage Association or any successor thereto.

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including, but not limited to, proceeds of any hazard or flood insurance policy or any PMI Policy, to the extent any such proceeds are not to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Master Servicer: Wells Fargo Bank, N.A., or any successor in interest, or if any successor Master Servicer shall be appointed as provided in the Trust Agreement, then such successor Master Servicer.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Eligible Mortgage Loan: Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS, as nominee.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the related Mortgage Note.

Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan, and that was Delinquent at the close of business on the first day of the month in which such Remittance Date occurs or was deferred pursuant to Section 3.01(c), but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc. or any successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note after giving effect to any applicable Relief Act Reduction.

Mortgage Loan: An individual mortgage loan that is the subject of this Agreement, each mortgage loan subject to this Agreement being identified on the Mortgage Loan Schedule attached as Exhibit A hereto, which mortgage loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: A schedule of the Mortgage Loans, attached hereto as Exhibit A, setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Servicer and the Master Servicer, including, but not limited to (i) a data field indicating whether such Mortgage Loan is insured under PMI Policy and identifying the related Qualified Insurer, (ii) a Prepayment Charge Schedule, (iii) a data field indicating the applicable originator and the applicable Custodian of the related Mortgage Loan File, (iv) a data field indicating in which mortgage pool such Mortgage Loan is contained, (v) a data field indicating whether the Mortgage Loan is a Stepped Servicing Fee Mortgage Loan and (vi) any MERS identification number (if available) with respect to each MERS Mortgage Loan or MERS Eligible Mortgage Loan.

Mortgage Note: The original, executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

NIM Securities: As defined in the sixth RECITAL to this Agreement.

NIMS Insurer: As defined in the seventh RECITAL to this Agreement.

NIMS Transaction: As defined in the sixth RECITAL to this Agreement.

Non-MERS Eligible Mortgage Loan: Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Nonrecoverable Advance: A Monthly Advance that the Servicer has determined would not be recoverable from collections or other recoveries in respect of a Mortgage Loan, such determination to be endorsed by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and consideration of the Servicer forming the basis of its determination.

Notice Date: The fifteenth calendar day preceding each Transfer Date, or, if such day is not a Business Day, the immediately preceding Business Day.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, a Servicing Officer, the Master Servicer, or the Seller, as applicable.

On-time Advantage Program Rate Reduction Mortgage Loans: Mortgage Loans originated under Option One Mortgage Corporation’s On-time Advantage Program’s rate reduction program as indicated in the Mortgage Loan Schedule under the data field “RR”.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Trustee, the Master Servicer, the NIMS Insurer and the Seller, provided that any Opinion of Counsel relating to qualification of the Mortgage Loans in a REMIC or compliance with the REMIC Provisions must be an opinion of counsel acceptable to the Trustee, the Master Servicer, the NIMS Insurer and the Seller, who (i) is in fact independent of the Seller, the Servicer, or any Master Servicer (ii) does not have any material direct or indirect financial interest in the Seller or the Servicer, or any Master Servicer or any affiliate of any such entity and (iii) is not connected with the Seller or Servicer, or any Master Servicer as an officer, employee, director or person performing similar functions.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Insurer: Any Qualified Insurer issuing a PMI Policy with respect to the Mortgage Loans.

PMI Policy: A policy of primary mortgage guaranty insurance including all endorsements thereto issued by a Qualified Insurer, as required by this Agreement or the Trust Agreement with respect to certain Mortgage Loans whether acquired by the Mortgagor, the lender or the Seller on behalf of the Trust Fund.

Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, as specified in the Prepayment Charge Schedule, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Prepayment Period in accordance with the terms thereof (but excluding any Servicer Prepayment Charge Payment Amount).

Prepayment Charge Schedule: A data field in the Mortgage Loan Schedule attached as Exhibit A which sets forth the amount or method of calculation of the Prepayment Charge and the term during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prepayment Period: With respect to any Remittance Date and any full or partial Principal Prepayment, the period from the fifteenth (15th) day of the preceding calendar month through the fourteenth (14th) day of the calendar month in which the Distribution Date occurs (except in the case of the September 2006 Distribution Date, for which the related Prepayment Period shall be from August 1, 2006 through September 14, 2006).

Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment: Any payment by a Mortgagor of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan (including any payment or recovery of principal in connection with a purchase of a Mortgage Loan by the Seller, the Servicer, the NIMS Insurer or any other Person) that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note.

Purchase Price: With respect to any Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to Section 8.03(c), an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable Mortgage Interest Rate in effect from time to time to the Due Date as to which interest was last covered by a payment by the Mortgagor or a Monthly Advance by the Servicer or Master Servicer and (iii) any unreimbursed Servicing Advances, Monthly Advances and any unpaid Servicing Fees allocable to such Distressed Mortgage Loan.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Freddie Mac and/or Fannie Mae.

Rating Agency: Each of DBRS, Fitch, Moody’s and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Master Servicer, the NIMS Insurer and the Servicer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act or similar state or local law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any calendar month.

REO Disposition: The final sale or other disposition by the Servicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.12.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or by deed in lieu of foreclosure pursuant to Section 3.12 hereof.

Residual Certificate: The Class R Certificate.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Securities Administrator: Wells Fargo Bank, N.A., or any successor in interest.

Servicer: Option One Mortgage Corporation or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

Servicer Prepayment Charge Payment Amount: The amount payable by the Servicer in respect of any impermissibly waived Prepayment Charges pursuant to Section 3.15 hereof.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement of administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property (including costs incurred in connection with environmental inspections or other related costs of foreclosure of Mortgaged Property potentially contaminated by hazardous or toxic substance or wastes in accordance with Section 3.12 hereof) if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the Freddie Mac Guides.

Servicing Fee: With respect to each Due Period and any Mortgage Loan, an amount equal to one-twelfth the product of (i) the Servicing Fee Rate and (ii) the outstanding principal balance of such Mortgage Loan as of the related Determination Date. The Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds to the extent permitted by Section 3.04 of this Agreement) of such Monthly Payments collected by the Servicer, or as otherwise provided under this Agreement.

Servicing Fee Rate: For Mortgage Loans identified on Schedule A-1 hereto, (i) the first 10 Due Periods after the Cut-off Date, (i.e., the 1st through the 10th Due Period), 0.30% per annum, (ii) the next 20 Due Periods after the Cut-off Date, (i.e., the 11th through the 30th Due Period), 0.40% per annum, (iii) thereafter (i.e., the 31st Due Period and thereafter), 0.65% per annum. For the Mortgage Loans identified on Schedule A-2 hereto, 0.50% per annum.

Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Servicer.

Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer or Seller upon request, as such list may from time to time be amended.

Special Servicer: The person designated by the Seller (with the prior consent of the Master Servicer and the NIMS Insurer) to assume the servicing of Distressed Mortgage Loans pursuant to Section 8.03 hereof.

Stepped Servicing Fee Mortgage Loans: The Mortgage Loans identified on Schedule A-1 of this Agreement, all of which have increasing Servicing Fee Rates and are noted as Stepped Servicing Fee Mortgage Loans on the Mortgage Loan Schedule.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer or a related Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Termination Fee: The amount that the Seller shall be required to pay to the Servicer as liquidated damages as a result of the Seller terminating this Agreement without cause with respect to some or all of the Mortgage Loans pursuant to Section 8.02 (a)(iii) hereof.

Termination Fee Percentage: The termination fee percentage set forth in Exhibit E hereto and incorporated herein.

Transfer Date: The fourth calendar day of each month, or, if such day is not a Business Day, the next succeeding Business Day. Each transfer of servicing on a Transfer Date shall be deemed to be effective immediately following the close of business on such Transfer Date.

Trust Agreement: As defined in the third RECITAL of this Agreement.

Trust Custodial Account: As defined in Section 3.03.

Trust Fund: The trust fund established by the Trust Agreement relating to the Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-BC2, the assets of which consist of the Mortgage Loans and any related assets.

Trustee: U.S. Bank National Association, or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

ARTICLE II.

SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
RESPONSIBILITIES

Section 2.01. Contract for Servicing; Possession of Servicing Files.

The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before the Closing Date, the Seller shall cause to be delivered the Servicing Files with respect to the Mortgage Loans listed on the Mortgage Loan Schedule to the Servicer if the Servicer does not already hold such Servicing Files. Each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller . The Servicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

Section 2.02. Books and Records.

(a) Subject to Section 3.01(a) hereof, as soon as practicable after the Closing Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Trust Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each MERS Eligible Mortgage Loan, to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded.

(b) Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Trustee shall be recorded as to each Mortgage Loan unless instructions to the contrary are delivered to the Servicer and the NIMS Insurer, in writing, by the Trustee. The form of such assignment shall be: “U.S. Bank National Association, as Trustee of the Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-BC2.” Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Seller, shall cause to be properly recorded in each public recording office where such Non-MERS Eligible Mortgage Loans are recorded each Assignment of Mortgage. Notwithstanding the foregoing, the Servicer shall not cause to be recorded any Assignment which relates to a Mortgage Loan in a jurisdiction where the Rating Agencies do not require recordation; provided further, however, notwithstanding the foregoing, upon the occurrence of certain events set forth in the Trust Agreement, the Master Servicer shall record (or shall cause the Servicer to record) each such assignment of Mortgage as set forth in the Trust Agreement.

(c) Additionally, the Servicer shall prepare and execute any note endorsements relating to any of the Non-MERS Mortgage Loans.

(d) All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer’s right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the General Servicing Fee and other compensation to which the Servicer is entitled as set forth herein, including but not limited to in Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

(e) Any out-of-pocket costs incurred by the Servicer pursuant to this Section 2.02 and Section 3.01(a), including (i) a management fee of $0.25 per Mortgage Loan for tracking, maintaining and managing MERS recording of the Mortgage Loans and (ii) any recording or other fees in connection with the Servicer’s obtaining the necessary powers of attorney (and which are specified herein to be an expense of the Seller), shall be reimbursed to the Servicer by the Seller within five (5) Business Days of receipt by the Seller of an invoice for reimbursement. The Trust Fund shall not reimburse the Seller for any such reimbursement to the Servicer.

ARTICLE III.
SERVICING OF THE MORTGAGE LOANS

Section 3.01. Servicer to Service.

The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

The Seller and the Servicer additionally agree as follows:

(a) The Servicer shall (A) record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible Mortgage Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (B) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Mortgage Loans; (C) prepare for recording or cause to be recorded, subject to Section 2.02(b) hereof, all Assignments of Mortgage with respect to Non-MERS Mortgage Loans in the name of the Trust; (D) pay the recording costs pursuant to Section 2.02 hereof; and/or (E) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be paid by the Seller, on behalf of the Depositor, its out-of-pocket costs for the preparation and recordation of the Mortgages and Assignments of Mortgage. After the expenses of such recording costs pursuant to Section 2.02 hereof shall have been paid by the Servicer, the Servicer shall submit to the Seller a reasonably detailed invoice for reimbursement of recording costs it incurred hereunder. The Seller, upon receipt of an invoice, shall reimburse the Servicer within five (5) Business Days;

(b) If applicable, the Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Mortgage Loan of the transfer of the servicing thereto to the Servicer.

(c) The Servicer shall be responsible for the preparation of and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

(d) The Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”) and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the primary borrower of each Mortgage Loan to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis.

Consistent with the terms of this Agreement and except as provided in Section 3.15 hereof, the Servicer may waive any late payment charge, assumption fee or other fee (other than a Prepayment Charge) that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any Mortgagor under any Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate (except for modifications relating to Relief Act Reduction), defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, further, that the Servicer shall notify the related Custodian of the related Mortgage Loan of such full release or discharge. Upon the request of the Servicer, the Trustee shall execute and deliver to the Servicer, within the later of fifteen days from the Closing Date or within fifteen days of such Servicer request, any powers of attorney (one for each county in which any of the Mortgaged Properties are located) and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

The Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Trustee’s name without indicating the Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer.

Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause the REMIC or trust fund created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

Section 3.02. Collection of Mortgage Loan Payments.

Continually from the Closing Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 3.03. Establishment of and Deposits to Custodial Account.

(a) The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall initially establish and maintain a Custodial Account, in the form of time deposit or demand account, titled “Option One Mortgage Corporation in trust for U.S. Bank National Association, as Trustee for Structured Asset Securities Corporation Series 2006-BC2 Trust Fund” and referred to herein as the “Trust Custodial Account.” The Trust Custodial Account shall be an Eligible Deposit Account established with an Eligible Institution. Any funds deposited in the Trust Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Trust Custodial Account may be drawn on by the Servicer in accordance with Section 3.04(a) hereof . The creation of the Trust Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B. Not later than 30 days after the Closing Date, a copy of such certification or letter agreement shall be furnished to the Master Servicer, the NIMS Insurer and, upon request, to any subsequent owner of the Mortgage Loans.

(b) The Servicer shall deposit in the Trust Custodial Account within two Business Days of receipt, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) or received by the Servicer prior to the Cut-off Date but allocable to the period subsequent thereto:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Prepayment Charges or any Servicer Prepayment Charge Payment Amounts to the Trust Fund;

(iv) all Liquidation Proceeds;

(v) all Insurance Proceeds (other than any amounts immediately applied to the restoration or repair of the Mortgaged Property or immediately released to the Mortgagor);

(vi) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

(vii) with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution, made from the Servicer’s own funds, without reimbursement up to a maximum amount equal to the Compensating Interest Maximum Amount;

(viii) all Monthly Advances made by the Servicer or an Advancing Person pursuant to Section 4.03;

(ix) any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy;

(x) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

(xi) any amounts required to be deposited pursuant to Section 3.11 in connection with any losses realized on Eligible Investments with respect to funds held in the Trust Custodial Account;

(xii) any amounts required to be deposited by the Servicer pursuant to Section 3.16(a) in connection with any unpaid claims that are a result of a breach by the Servicer or any Subservicer of its obligations hereunder or under a PMI Policy;

(xiii) any amounts received by it under any PMI Policy; and

(xiv) any other amount required hereunder to be deposited by the Servicer in the Trust Custodial Account.

The foregoing requirements for deposit into the Trust Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing payments in the nature of (i) late payment charges and insufficient fund charges, (ii) assumption fees, (iii) other Ancillary Income and (iv) the Servicing Fee need not be deposited by the Servicer into the Trust Custodial Account.

Any interest paid on funds deposited in the Trust Custodial Account by the depository institution shall accrue to the benefit of the Servicer as additional servicing compensation and the Servicer shall be entitled to retain and withdraw such interest from the Trust Custodial Account pursuant to Section 3.04 (iv) of this Agreement. Additionally, any other benefit derived from the Trust Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue for the benefit of the Servicer.

Section 3.04. Permitted Withdrawals From Custodial Account.

(a) The Servicer shall, from time to time, withdraw funds from the Trust Custodial Account for the following purposes:

(i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

(ii) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds, Liquidation Proceeds or Condemnation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Trust Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

(iii) to pay itself investment earnings on funds deposited in the Trust Custodial Account;

(iv) to clear and terminate the Trust Custodial Account upon the termination of this Agreement;

(v) to transfer funds to another Eligible Institution in accordance with Section 3.11 hereof;

(vi) to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

(vii) to reimburse itself to the extent of funds held in the Trust Custodial Account for Monthly Advances of the Servicer’s funds made pursuant to Section 4.03. The Servicer’s right to reimburse itself pursuant to this subclause (vii) with respect to any Mortgage Loan shall be limited to amounts received on or in respect of the related Mortgage Loan which represent late recoveries of payments of principal or interest with respect to which a Monthly Advance was made, it being understood that in the case of any such reimbursement the Servicer’s right thereto shall be prior to the rights of the Trust Fund; provided, however, that following the final liquidation of a Mortgage Loan, the Servicer may reimburse itself for previously unreimbursed Monthly Advances in excess of Liquidation Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to such Mortgage Loan from any funds in the Trust Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Trust Fund. The Servicer may recover at any time from amounts on deposit in the Trust Custodial Account the amount of any Monthly Advances that the Servicer deems nonrecoverable or that remain unreimbursed to the Servicer from related Liquidation Proceeds after the final liquidation of the Mortgage Loan. In addition, the Servicer may, at any time, withdraw from the Trust Custodial Account funds that were not included in the Total Distribution Amount (as defined in the Trust Agreement) for the preceding Distribution Date to reimburse itself for Monthly Advances previously made by the Servicer;

(viii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (viii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust Fund; provided, however, that following the final liquidation of the related Mortgage Loan, the Servicer may reimburse itself for any such unreimbursed Servicing Advances or any unpaid Servicing Fees in excess of such Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds with respect to such Mortgage Loan from any funds in the Trust Custodial Account, it being understood that, in case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Trust Fund;

(ix) to reimburse the Servicer for expenses incurred by, and reimbursable to, the Servicer pursuant to Section 6.03, but only to extent such amounts are determined to be reimbursable by the Trust Fund pursuant to Section 6.03;

(x) to reimburse itself for expenses incurred or reimbursable to the Servicer pursuant to Section 3.12 to the extent not previously reimbursed under clause (ix) of this Section 3.04;

(xi) to withdraw funds necessary for the operation, management and maintenance of any REO related property to the extent not previously reimbursed under clause (viii) of this Section 3.04; and

(xii) to withdraw any funds deposited to the Trust Custodial Account in error.

Notwithstanding the foregoing clauses (vii) and (viii), no Monthly Advances or Servicing Advances shall be required to be made by the Servicer if such Monthly Advance or Servicing Advance would, if made, be, in the Servicer’s reasonable judgment, nonrecoverable. The determination by the Servicer that it has made a nonrecoverable Monthly Advance or Servicing Advance, or that any proposed Monthly Advance or Servicing Advance would be a nonrecoverable advance, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Master Servicer and the NIMS Insurer.

Section 3.05. Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled “Option One Mortgage Corporation in trust for U.S. Bank National Association, as Trustee for Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-BC2 Trust.” The Escrow Accounts shall be Eligible Deposit Accounts established with an Eligible Institution in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C. Not later than 30 days after the Closing Date, a copy of such certification or letter agreement shall be furnished to the Master Servicer, the NIMS Insurer and, upon request, to any subsequent owner of the Mortgage Loans.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, on or prior to the Second Business Day following receipt thereof, and retain therein

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds that are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the benefit of the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.06. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i) to effect payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iii) as permitted by applicable state law, for transfer to the Trust Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(iv) for application to restore or repair the Mortgaged Property in accordance with Section 3.07;

(v) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vi) to reimburse itself for any Servicing Advances made with respect to Escrow Payments for a Mortgage Loan or the related Mortgaged Properties;

(vii) to withdraw any funds deposited into the Escrow Account inadvertently in error; and

(viii) to clear and terminate the Escrow Account on the termination of this Agreement.

The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Trust Custodial Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in the exercise of the required standard of care of the Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will, within ten (10) Business Days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

Section 3.07. Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Master Servicer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, with respect to claims of $10,000 or more, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii) the Servicer shall verify that the Mortgage Loan is not 60 or more days delinquent;

(iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account;

With respect to claims of less than $10,000, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds;

(v) related Mortgagor shall provide an affidavit verifying the completion of repairs and issuance of any required approvals with respect thereto;

(vi) Servicer shall verify the total amount of the claim with the applicable insurance company; and

(vii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account. If the Trustee is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

Section 3.08. Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall keep in force during the term of this Agreement a Fidelity Bond and Errors and Omissions Insurance the minimum coverage of which shall be at least equal to the coverage required by Freddie Mac in the Freddie Mac Guide or Fannie Mae in the Fannie Mae Guides (unless a waiver of such requirement has been obtained by the Servicer from either Freddie Mac or Fannie Mae). Such Fidelity Bond and Errors and Omissions Insurance shall be maintained with recognized insurers, shall be in such form and amount as would permit the Servicer to be qualified as a Fannie Mae or Freddie Mac seller/servicer, and shall by its terms not be cancelable without thirty days’ prior written notice to the Master Servicer and the NIMS Insurer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer and the NIMS Insurer a copy of each such bond and insurance policy upon their request.

Section 3.09. Notification of Adjustments.

With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Trust Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

With respect to On-time Advantage Program Rate Reduction Mortgage Loans, the Servicer shall adjust the Mortgage Interest Rate on the related rate reduction date in accordance with the terms of the related Mortgage Note, and shall adjust the Monthly Payment for such Mortgage Loan, accordingly.

Section 3.10. Payment of Taxes, Insurance and Other Charges.

With respect to each escrowed Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable regulations. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of the same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments. With respect to non-escrowed Mortgage Loans, the Servicer shall employ Accepted Servicing Practices to determine that any such payments are made by the Mortgagor at the time they are first to become due and to ensure that the Mortgaged Property is not subjected to a tax lien as a result of nonpayment and that such Mortgaged Property is not left uninsured. The Servicer shall advance its funds to effect payments on any such delinquent payments to avoid lapse of insurance coverage on the Mortgage Property or to avoid the sale or other loss of the Mortgaged Property to a tax lien. Such advances made by the Servicer shall be considered Servicing Advances subject to reimbursement pursuant to Section 3.04 herein.

Section 3.11. Protection of Accounts.

The Servicer may transfer the Custodial Account or any Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution. The Servicer shall give notice to the Master Servicer and the NIMS Insurer of any change in the location of the Custodial Account no later than 30 days after any such transfer is made and deliver to the Master Servicer and the NIMS Insurer a certification notice in the form of Exhibit B or Exhibit C, as applicable, with respect to such Eligible Institution.

The Servicer shall bear any expenses, losses or damages sustained by the Trustee or the Master Servicer if the Trust Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Trust Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Trust Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”), the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Trust Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Trust Custodial Account or the Escrow Account by the Servicer out of its own funds immediately as realized.

Section 3.12. Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of U.S. Bank National Association (or, if applicable the name of any successor trustee, or MERS, as applicable), as trustee for Securitized Asset Securities Corporation Mortgage Pass-Through Certificates Series 2006-BC2 or its nominee, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trust Fund.

Notwithstanding anything to the contrary contained in this Section 3.12, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Master Servicer or NIMS Insurer otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Master Servicer and NIMS Insurer with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of both the Master Servicer and the NIMS Insurer proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In such instance, the Master Servicer and/or the NIMS Insurer shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless either notifies the Servicer in writing, within three (3) days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the Custodial Account.

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service (and provided a copy of the same to the NIMS Insurer) to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension (and provide a copy of the same to the NIMS Insurer), then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Servicer has not received such an extension and the Servicer is unable to sell REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, as acceptable to the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund and the NIMS Insurer with respect to the imposition of any such taxes.

The Servicer shall also maintain on each REO Property hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the Mortgage Loan at the time it becomes an REO Property.

Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer reasonably determines to be in the best interest of the Certificateholders and provided the sales price and the related terms and conditions are results of arm’s-length negotiation. The proceeds of sale of the REO Property shall be promptly deposited in the Trust Custodial Account. After the expenses of such disposition shall have been paid, the Servicer shall reimburse itself pursuant to Section 3.04 hereof for any Servicing Advances, Servicing Fees and Monthly Advances it incurred with respect to such REO Property.

The Servicer shall withdraw from the Trust Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the Freddie Mac Guides or the Fannie Mae Guide.

Section 3.13. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish by electronic transmission to the Master Servicer and the Credit Risk Manager and, upon request, the NIMS Insurer on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Master Servicer or the Credit Risk Manager or, upon request, the NIMS Insurer shall reasonably request.

Section 3.14. MERS.

(a) The Servicer shall take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(b) The Servicer shall maintain in good standing its membership in MERS. In addition, the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended.

(c) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Mortgage Loans.

(d) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall notify MERS as to any transfer of servicing pursuant to Section 3.15 or Section 9.01 within 10 Business Days of such transfer of servicing. The Servicer shall cooperate with the Trustee and any successor servicer to the extent necessary to ensure that such transfer of servicing is appropriately reflected on the MERS system.

Section 3.15. Waiver of Prepayment Charges.

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan. If the Servicer or its designee fails to collect a Prepayment Charge or waives a Prepayment Charge except as provided in clauses (i), (ii) or (iii) below of this Section 3.15, at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Trust Fund at such time (by deposit to the Trust Custodial Account) an amount equal to the amount of the Prepayment Charge not collected. Notwithstanding the above, the Servicer or its designee may waive (and shall waive, in the case of (iii) below) a Prepayment Charge without paying to the Trust Fund the amount of such Prepayment Charge only if the related prepayment is not the result of a refinancing by the Servicer or its designee and such waiver (i) relates to a defaulted Mortgage Loan or a reasonably foreseeable default, such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, and such waiver, in the reasonable judgment of the Servicer, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan, (ii) relates to a prepayment charge the collection of which, in the reasonable judgment of the Servicer, would be a violation of applicable laws or (iii) notwithstanding any state or federal law to the contrary, any Prepayment Charge in any instance when a Mortgage Loan is in foreclosure.

Section 3.16. Servicing and Administration of PMI Policies.

(a) The Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer PMI Policies and to perform and enforce the rights under such Policies for its own account. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the PMI Policies. The Servicer shall not take, or permit any Subservicer to modify or assume a Mortgage Loan covered by a PMI Policy or take any other action with respect to such Mortgage Loan which would result in non-coverage under any PMI Policy of any loss which, but for the actions of the Servicer or Subservicer, would have been covered thereunder. If a PMI Insurer fails to pay a claim under a PMI Policy as a result of breach by the Servicer or a Sub-servicer of its obligations hereunder or under a PMI Policy, the Servicer shall be required to deposit in the Trust Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any right to reimbursement from the Trust Fund. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect the Insurance Policies for as long as any Certificates are outstanding. The Servicer shall cooperate with each PMI Insurer and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer to which the Servicer has access with respect to any Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in a PMI Policy, the Servicer shall not be required to submit any reports to a PMI Insurer until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from LBH to appropriately code its servicing system in accordance with such PMI Insurer’s requirements.

(b) The Servicer shall deposit into the Trust Custodial Account pursuant to Section 3.03(xiii) hereof all Insurance Proceeds received from the PMI Insurer under the terms of a PMI Policy.

(c) Notwithstanding the provisions of (a) and (b) above, the Servicer shall not take any action in regard to any PMI Policy inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

(d) The Trustee shall furnish the Servicer with any powers of attorney and other documents (within fifteen (15) days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer any PMI Policy; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

Section 3.17. Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the current principal balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than the amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

Any payments by the Servicer for hazard insurance, other than as set forth in the last paragraph of this Section 3.17, shall be deemed Servicing Advances, reimbursable in accordance with Section 3.04(ix), to the extent not collected from the related Mortgagor. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property or amounts to be released to the Mortgagor subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Trust Custodial Account, subject to withdrawal pursuant to Section 3.04, if received in respect of a Mortgage Loan. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:III or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.17, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.17, and there shall have been one or more losses which would have been covered by such policy, deposit to the Trust Custodial Account from its own funds without right of reimbursement the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

Section 3.18. Realization Upon Defaulted Mortgage Loans.

(a) The Servicer shall, consistent with Accepted Servicing Practices, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans (including selling any such Mortgage Loans other than converting the ownership of the related properties) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.04. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such Mortgaged Property unless in its determination such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds, REO Disposition Proceeds or Condemnation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances and Monthly Advances pursuant to Section 3.04; third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan.

Section 3.19. Enforcement of Due-On-Sale Clauses; Assumption Agreement.

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply its own underwriting standards should such standards follow such Accepted Servicing Practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Master Servicer and the NIMS Insurer that any such substitution, modification or assumption agreement has been contemplated by forwarding to each of them a copy of such agreement (identifying the Mortgage File to which it relates). The Servicer shall forward an original copy of such document to the applicable Custodian to be held by such Custodian with the other documents related to such Mortgage Loan.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.19, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.20. Safeguarding Customer Information.

The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616 and the rules promulgated thereunder, as amended from time to time (the “Guidelines”).

The Servicer shall promptly provide the Master Servicer, the NIMS Insurer and the Trustee information reasonably available to it regarding such security measures upon the reasonable request of the Master Servicer, the NIMS Insurer and the Trustee which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Servicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Servicer with respect to its security measures to the extent reasonably necessary in order for the Seller to satisfy its obligations under the Guidelines.

ARTICLE IV.
PAYMENTS TO MASTER SERVICER

Section 4.01. Remittances.

On each Remittance Date, no later than 3:00 p.m. New York City time, the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Trust Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Trust Custodial Account pursuant to Section 3.04), plus (b) all Monthly Advances, if any, which the Servicer or other Advancing Person is obligated to make pursuant to Section 4.03, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Due Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Trust Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(vii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

With respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Trust Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the Remittance Date and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Master Servicer or the Trustee.

All remittances required to be made to the Master Servicer shall be made on a scheduled/scheduled basis to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

Wells Fargo Bank, N.A.
ABA#: 121000248
Account Name: SAS Clearing
Account Number: 3970771416
For further credit to: 50941100
Attention: SASCO 2006-BC2

Section 4.02. Statements to Master Servicer.

(a) Not later than the 10th calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer (a) a monthly remittance advice in the format set forth in Exhibit D-1 hereto, a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or upon such other format mutually agreed to between the Servicer and the Master Servicer) relating to the period ending on the last day of the preceding calendar month and a monthly loan loss report in the format set forth in Exhibit D-3 hereto or a format mutually agreed upon by the servicer and Master Servicer, (b) all such information required pursuant to clause (a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master Servicer, and (c) the Servicer or such Subservicer, as applicable, shall, to the extent the Servicer or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) which information shall be provided in the monthly remittance report;

(ii) material breaches of pool asset representations or warranties or transaction covenants made by the Servicer (Item 1121(a)(12) of Regulation AB); and

(iii) information in the Servicer’s possession regarding, any pool asset changes (such as substitutions or repurchases) (Item 1121(a)(14) of Regulation AB).

The format of this monthly reporting may be amended from time to time to the extent necessary to comply with applicable law.

Such monthly remittance advice shall also be accompanied with a supplemental report provided to the Master Servicer and the Seller and, upon request, the NIMS Insurer, which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed, (ii) the amount of any claim payments made, (iii) the amount of claims denied or curtailed and (iv) policies cancelled with respect to those Mortgage Loans covered by any PMI Policy purchased by the Seller on behalf of the Trust Fund; provided, however, notwithstanding anything to the contrary contained in a PMI Policy, the Servicer shall not be required to submit any supplemental reports including the foregoing data with respect to a PMI Policy until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from the Seller to appropriately code its servicing system in accordance with the PMI Insurer’s requirements. In addition, the Servicer shall include in such monthly remittance advice any change in the Servicing Fee Rate for the related Due Period with respect to the Stepped Servicing Fee Mortgage Loans.

(b) In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2006, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Master Servicer such information concerning the Mortgage Loans and annual remittances to the Master Servicer therefrom as is necessary for each Certificateholder to prepare its federal income tax return. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer pursuant to any requirements of the Code as from time to time are in force.

Beginning with calendar year 2006, the Servicer shall provide the Master Servicer with such information concerning the Mortgage Loans as is necessary for the Securities Administrator to prepare the Trust Fund’s federal income tax return and for any investor in the Certificates to prepare any required tax return.

(c) The Servicer shall promptly notify the Trustee, the Master Servicer, the NIMS Insurer, the Securities Administrator and the Depositor (i) of any legal proceedings pending against the Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Servicer shall become (but only to the extent not previously disclosed to the NIMS Insurer, the Securities Administrator, the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit J to this Agreement.

If so requested by the Trustee, the Securities Administrator, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Trustee, the NIMS Insurer, the Securities Administrator and the Depositor pursuant to the preceding sentence, the Servicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 6.01(k) or, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) provide prompt notice to the Master Servicer and the Depositor in writing of (A) any material litigation or governmental proceedings involving the Servicer or any Subservicer, (B) any affiliations or relationships that develop following the closing date between the Servicer, any Subservicer and any of the parties specified on Exhibit I hereto, (C) any Event of Default under the terms of this Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Servicer, and (E) the Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement and (ii) provide to the Depositor a description of such proceedings, affiliations or relationships.

As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Master Servicer and the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

The Servicer shall provide to the Master Servicer and the Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omission Insurance policy, financial information and reports, and such other information related to the Servicer or any Subservicer or the Servicer or such Subservicer’s performance hereunder as may be reasonably requested by the Master Servicer or the Depositor.

Section 4.03. Monthly Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Trust Custodial Account from its own funds or from amounts held for future distribution, or both, an amount equal to the aggregate of all Monthly Advances relating to Monthly Payments which were due on the Mortgage Loans during the applicable Due Period and which were Delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Trust Custodial Account on or before any future Remittance Date if funds in the Trust Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer and the NIMS Insurer upon request. No provision in this Agreement shall be construed as limiting the Servicer’s right to (i) pass through late collections on the related Mortgage Loans in lieu of making Monthly Advances (ii) reimburse itself for such Monthly Advances from late collections on the related Mortgage Loans or (iii) utilize an Advancing Person (as defined below).

The Servicer shall make Monthly Advances through the Distribution Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loans; provided, however, the Servicer may cease to make Monthly Advances when it deems such Advance to be a Nonrecoverable Advance.

The Servicer may enter into a facility with any person which provides that such person (an “Advancing Person”) may fund Monthly Advances required under this Section 4.03 and/or Servicing Advances, although no such facility shall reduce or otherwise affect the Servicer’s obligation to fund such Monthly Advances and/or Servicing Advances. Any Monthly Advances and/or Servicing Advances made by an Advancing Person shall be reimbursed to the Advancing Person by the Servicer in the same manner as reimbursements would be made to the Servicer under Section 3.04 if such Monthly Advances or Servicing Advance were funded by the Servicer; provided that neither the Master Servicer, the Trustee, the NIMS Insurer or the Trust Fund shall have any liability or obligation to make any payment to any Advancing Person, nor shall any of them have any liability for any Monthly Advances and/or Servicing Advances reimbursed to the Servicer rather than to an Advancing Person.

Section 4.04. Compensating Interest.

The Servicer shall be required to deposit in the Trust Custodial Account, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the related Due Period. Such deposit shall be made from the Servicer’s own funds, without reimbursement therefore, up to an amount equal to the lesser of (i) the Prepayment Interest Shortfall Amount or (ii) the Compensating Interest Maximum Amount. The Servicer shall not be obligated to pay any Prepayment Interest Shortfall Amount with respect to any Relief Act Reduction or bankruptcy.

Section 4.05. Credit Reporting.

For each Mortgage Loan, in accordance with its current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Servicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 20, 1995), a copy of which is attached hereto as Exhibit H, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc), foreclosed or charged off.

ARTICLE V.
GENERAL SERVICING PROCEDURES

Section 5.01. Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain (a) the Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month and (b) Ancillary Income. The Servicing Fee shall be payable monthly.

The obligation of the Trust Fund to pay the Servicing Fees is limited as provided in Section 3.04(a)(ii). The aggregate of the Servicing Fees for any month with respect to the Mortgage Loans, subject to Section 4.04, shall be reduced by any Prepayment Interest Shortfall Amount with respect to such month. The Servicer shall be entitled to recover any unpaid Servicing Fees, to the extent not remitted, out of Insurance Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Liquidation Proceeds to the extent permitted in Section 3.04 and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.12.

Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.04 and Section 3.06 to withdraw from the Trust Custodial Account and Escrow Account, respectively, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.11.

The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.02. Report on Attestation of Compliance with Applicable Servicing Criteria.

The Servicer shall, on or before March 15th of each calendar year, commencing in 2007, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller, the Trustee, the Depositor, the NIMS Insurer and the Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a report of such firm that attests to, and reports on, the assessment made by such asserting party pursuant to Section 5.04 below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board. In addition, the Servicer shall, using its best reasonable efforts, on or before March 15th of each calendar year, commencing in 2007, at its own expense, furnish to the Seller, the NIMS Insurer, the Trustee, the Depositor and Master Servicer a report meeting the requirements of clause (ii) above regarding the attestation of any Subservicer or Subcontractor which is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

Section 5.03. Annual Officer’s Certificate.

(a) The Servicer shall, on or before March 15th, of each calendar year, commencing in 2007, at its own expense, deliver to the Seller, the NIMS Insurer, the Trustee, the Depositor and the Master Servicer with respect to the year ending on the immediately preceding December 31, a statement of compliance addressed to the Seller, NIMS Insurer, Trustee, Depositor and Master Servicer in the form of Exhibit K hereto, signed by an authorized officer of the Servicer to the effect that (i) a review of the activities of the Servicer during such preceding calendar year (or applicable portion thereof) and of its performance under this Agreement for such period has been made under such Servicing Officer’s supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Servicing Officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

(b) For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Trust Fund, a Servicing Officer shall, on or before March 15th of each calendar year (or if not a Business Day, the immediately preceding Business Day), beginning with March 15, 2007, execute and deliver an Officer’s Certificate to the Master Servicer, the Trustee and the Depositor for the benefit of the Trust Fund and the Master Servicer, the Trustee and the Depositor and their officers, directors and affiliates, in the form of Exhibit G hereto.

(c) The Servicer shall indemnify and hold harmless the Seller, the Trustee, the NIMS Insurer, the Master Servicer, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.03 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer and/or the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer and/or the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer and/or the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer and/or the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 5.03 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 5.04. Report on Assessment of Compliance with Applicable Servicing Criteria.

(a) On or before March 15th of each calendar year, commencing in 2007, the Servicer shall:

(i) deliver to the Master Servicer and the Depositor a report (in form and substance reasonably satisfactory to the Master Servicer and the Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and the Depositor and signed by an authorized officer of the Servicer, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit I hereto;

(ii) deliver to the Master Servicer and the Depositor a report of a registered public accounting firm reasonably acceptable to the Master Servicer and the Depositor that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Subservicer, and each Subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Master Servicer and the Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) cause each Subservicer and Subcontractor described in clause (iii) to provide, to the Depositor, the Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer, in the form attached hereto as Exhibit G.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(b) Each assessment of compliance provided by a Subservicer pursuant to this Section shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit I hereto or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to this Section need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to this Agreement.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES
AND AGREEMENTS

Section 6.01. Representations, Warranties and Agreements of the Servicer.

The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller, the Depositor, the Trustee and the Master Servicer as of the Closing Date:

(a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

(c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e) No Litigation Pending. There is no action, suit, proceeding or investigation pending (or known to be contemplated) or threatened against the Servicer or any Subservicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or any Subservicer, or in any material impairment of the right or ability of the Servicer or any Subservicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or any Subservicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement;

(g) Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for Fannie Mae and Freddie Mac. The Servicer is a member in good standing of the MERS system, if applicable;

(h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue material statement of fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(i) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller; and

(j) Fair Credit Reporting Act. The Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and TransUnion Credit Information Company (three of the credit repositories) on a monthly basis.

(k) Additional Representations and Warranties of the Servicer. Except as disclosed in writing to the Seller, the Master Servicer, the Depositor and the Trustee prior to the Closing Date: (i) the Servicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Closing Date; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement and (vi) there are no affiliations, relationships or transactions relating to the Servicer or any Subservicer with any party listed on Exhibit J hereto.

Section 6.02. Remedies for Breach of Representations and Warranties of the Servicer.

It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Seller, the Depositor, the Master Servicer and the Trustee. Upon discovery by any of the Servicer, the Master Servicer, the Depositor, the NIMS Insurer or the Seller of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property, the priority of the security interest on such Mortgaged Property or the interest of the Seller, the Depositor, the Master Servicer or the NIMS Insurer, the party discovering such breach shall give prompt written notice to the others.

Within 60 days of (or, in the case of any breach of a representation or warranty set forth in Section 6.01(k), 5 days) the earlier of either discovery by or notice to the Servicer of a breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the option of the Trustee’s, the Master Servicer’s or the NIMS Insurer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer selected by the Master Servicer with the prior consent and approval of the NIMS Insurer (which shall not be unreasonably withheld of delayed). Such assignment shall be made in accordance with Section 9.01 and 9.02.

In addition, the Servicer shall indemnify the Seller, the Master Servicer, the NIMS Insurer, the Depositor and the Trustee (and each of their respective directors, officers, employees and agents) and the Trust Fund, and hold each of them harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of the Seller, the Master Servicer, the Depositor, the NIMS Insurer and the Trustee hereunder respecting a breach of the foregoing representations and warranties.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Seller, the Master Servicer, the NIMS Insurer or the Depositor to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Seller, the Depositor, the Master Servicer or the NIMS Insurer for compliance with this Agreement.

Section 6.03. Additional Indemnification by the Servicer; Third Party Claims.

(a) The Servicer shall indemnify the Seller, the Depositor, the Trustee, the Master Servicer, the NIMS Insurer, the Trust Fund and each of their respective directors, officers, employees and agents and the Trust Fund (each, an “Indemnified Party”) and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A) any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 5.02, 5.03 or 5.04 or any failure by the Servicer to identify pursuant to Section 7.04(c) any Subcontractor that is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(B) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement or

(C) the failure of the Servicer to cause any event to occur or not to occur which would have occurred or would not have occurred, as applicable, if the Servicer were applying Accepted Servicing Practices under this Agreement.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

In the case of any failure of performance described in clause (a)(A) of this Section 6.03, the Servicer shall promptly reimburse the Trustee, the Master Servicer or the Depositor, as applicable, and each Person, including, but not limited to the Securities Administrator, responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction relating to this Agreement, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to this transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

The Servicer shall immediately notify each Seller (with respect to its related Mortgage Loans), the Depositor, the Master Servicer, the Trustee, the NIMS Insurer or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party in the event of an indemnified claim) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly appeal or pay, discharge and satisfy any judgment or decree which may be entered against it or any other party in respect of such claim and, in the event of an indemnified claim, follow any written instructions received from such indemnified party in connection with such claim. Subject to the Servicer’s indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement, the Servicer shall be promptly reimbursed from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence and any attorneys’ fees and other costs and expenses arising out of or in any way relating to the defense by Servicer of its right to such reimbursement or enforcement against any other party hereto of Servicer’s right to such reimbursement, other than any costs incurred by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder.

Section 6.04. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holder of the related Residual Certificate, the NIMS Insurer, the Master Servicer, the Trustee, the Securities Administrator and the Trust Fund (and each of their respective directors, officers, employees and agents) against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor, the Master Servicer or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate, the Trustee, the NIMS Insurer or the Trust Fund, now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 6.05. Reporting Requirements of the Commission and Indemnification.

Notwithstanding any other provision of this Agreement, the Servicer acknowledges and agrees that the purpose of Sections 4.02(c) and (d), 5.02, 5.03, 5.04, 6.01(k), 6.03 and 7.04 of this Agreement is to facilitate compliance by the Trustee, the Securities Administrator, the Master Servicer and the Depositor with the provisions of Regulation AB. Therefore, the Servicer agrees that (a) the obligations of the Servicer hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) such obligations may change over time due to interpretive advice or guidance of the Commission, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the Servicer shall agree to enter into such mutually agreeable amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with such interpretive advice or guidance, convention, consensus, advice of counsel, or otherwise, (d) the Servicer shall otherwise comply with requests made by the Trustee, the Securities Administrator, the Master Servicer or the Depositor for delivery of additional or different information available to the Servicer as such parties may determine in good faith is necessary to comply with the provisions of Regulation AB and (e) the Servicer shall (i) agree to such modifications and enter into such amendments to this Agreement as may be necessary, in the judgment of the Depositor, the Master Servicer and their respective counsel, to comply with any such clarification, interpretive guidance, convention or consensus and (ii) promptly upon request provide to the Depositor for inclusion in any periodic report required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such items of information available to the Servicer regarding this Agreement and matters related to the Servicer, (collectively, the “Servicer Information”), provided that such information shall be required to be provided by the Servicer only to the extent that such shall be reasonably determined by the Depositor and its counsel to be necessary or advisable to comply with the provisions of Regulation AB.

The Servicer hereby agrees to indemnify and hold harmless the Depositor, the Master Servicer, the Securities Administrator, their respective officers and directors and each person, if any, who controls the Depositor, the Securities Administrator or Master Servicer within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Act”), or Section 20 of the Exchange Act, from and against any and all losses, claims, expenses, damages or liabilities to which the Depositor, the Master Servicer, their respective officers or directors and any such controlling person may become subject under the Act or otherwise, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Servicer Information or arise out of, or are based upon, the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Depositor, the Master Servicer, the Securities Administrator, their respective officers and directors and any such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, expense, damage, liability or action, as and when incurred; provided, however, that the Servicer shall be liable only insofar as such untrue statement or alleged untrue statement or omission or alleged omission relates solely to the information in the Servicer Information furnished to the Depositor, the Securities Administrator or Master Servicer by or on behalf of the Servicer specifically in connection with this Agreement.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

ARTICLE VII.
THE SERVICER

Section 7.01. Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall, with the prior written consent of the Master Servicer and the NIMS Insurer, be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $15,000,000, and (ii) which is acceptable to the Master Servicer and the NIMS Insurer and is a Freddie Mac- or Fannie Mae-approved servicer in good standing.

Section 7.02. Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Seller, the Master Servicer, the NIMS Insurer, the Depositor or the Trustee hereunder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, with the consent of the NIMS Insurer and the Master Servicer, undertake any such action which it deems necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

Section 7.03. Limitation on Resignation and Assignment by the Servicer.

The Seller has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Master Servicer and the NIMS Insurer, which consent shall not be unreasonably withheld; provided that in each case, there must be delivered to the Seller, the Master Servicer, the NIMS Insurer and the Trustee a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or of the NIM Securities. Notwithstanding the foregoing, the Servicer, without the consent of the Seller, the Master Servicer and the NIMS Insurer, may retain third-party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, however, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller, the Master Servicer and the NIMS Insurer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Master Servicer, the NIMS Insurer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Seller, the Master Servicer, the NIMS Insurer and the Trustee. No such resignation shall become effective until a successor acceptable to the Master Servicer and the NIMS Insurer shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 9.01.

Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Seller, the Master Servicer and the NIMS Insurer, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

Section 7.04. Subservicing Agreements and Successor Subservicer.

(a) The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section 7.04 and the proposed Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing, (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement and (iii) is acceptable to the NIMS Insurer. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement unless the Servicer complies with the provisions of paragraph (c) of this Section 7.04.

(b) The Servicer shall give prior written notice to the Trustee, the Master Servicer, the Securities Administrator, the Depositor and the NIMS Insurer of the appointment of any Subservicer and shall furnish to the Trustee, Master Servicer, the Securities Administrator, the Depositor and the NIMS Insurer a copy of any related subservicing agreement. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any Subservicer of such payments. Any such subservicing agreement shall be acceptable to the NIMS Insurer and be consistent with and not violate the provisions of this Agreement. Each subservicing agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns. The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) to comply with the provisions of this Section 7.04 and with Sections 4.02(c), 5.02, 5.03, 5.04, 6.01(k) and 6.03 and Exhibit I of this Agreement to the same extent as if such Subservicer were the Servicer. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Trustee, the Master Servicer, the NIMS Insurer, the Securities Administrator and the Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 5.03, any reports on assessment of compliance and attestation required to be delivered by such Subservicer under Sections 5.02 and 5.04 and any certification required to be delivered under 5.03 to the Person that will be responsible for signing the Sarbanes Certification under Section 5.04 as and when required to be delivered hereunder.

(c) The Servicer shall give prompt written notice to the Master Servicer, the Securities Administrator and the Depositor of the appointment of any Subcontractor and a written description (in form and substance satisfactory to the Master Servicer and the Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Trustee, the NIMS Insurer, the Securities Administrator, the Master Servicer and the Depositor to comply with the provisions of Sections 4.02(c), 5.02, 5.04, 6.01(k) and 6.03 and Exhibit I of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Trustee, the NIMS Insurer, the Securities Administrator, the Master Servicer and the Depositor any assessment of compliance and attestation and other certification required to be delivered by such Subcontractor under Sections 5.02 and 5.04, in each case as and when required to be delivered.

The Servicer acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in this transaction in addition to the Mortgage Loans may be determined by the Depositor to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB with respect to the Mortgage Loans viewed in isolation. In connection with complying with the requirements set forth in the previous sentence, the Servicer shall (A) respond as promptly as practicable to any good faith request by the Trustee, the Master Servicer or the Depositor for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Trustee, the Master Servicer or the Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 5.04.

(d) Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer, Subcontractor or other third party or reference to actions taken through a Subservicer, a Subcontractor, another third party or otherwise, the Servicer shall remain obligated and primarily liable to the Trust Fund, the Trustee, the Securities Administrator, the Master Servicer, the NIMS Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of any subservicing, subcontracting or other agreements or arrangements or by virtue of indemnification from a Subservicer, Subcontractor or a third party and to the same extent and under the same terms and conditions as if the Servicer alone were servicing the Mortgage Loans, including with respect to compliance with Item 1122 of Regulation AB. The Servicer shall be entitled to enter into any agreement with a Subservicer, Subcontractor or a third party for indemnification of the Servicer by such Subservicer, Subcontractor or third party and nothing contained in the Agreement shall be deemed to limit or modify such indemnification.

Section 7.05. Inspection.

Upon reasonable advance notice (which advance notice shall be no less than two (2) full Business Days advance notice), the Servicer shall accommodate the Master Servicer’s and the NIMS Insurer’s access during normal business hours to all records maintained by the Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Master Servicer and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VIII.
TERMINATION

Section 8.01. Termination for Cause.

This Agreement shall be terminable at the option of the Master Servicer or the NIMS Insurer if any of the following events of default exist on the part of the Servicer:

(i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been received by the Servicer from the Master Servicer or the NIMS Insurer; or

(ii) any failure by the Servicer to duly perform, within the required time period and without notice, its obligations to provide any certifications required pursuant to Sections 5.02, 5.03 or 5.04 (including with respect to such certifications required to be provided by any Subservicer or Subcontractor pursuant to Section 7.04); or

(iii) except with respect to those items listed in clause (ii) above, any failure by the Servicer to duly perform, within the required time period, without notice or grace period, its obligations to provide any other information, data or materials required to be provided hereunder pursuant to Sections 4.02(c), 4.02(d), 6.01(k) and 7.04, including any items required to be included in any Exchange Act report; or

(iv) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 15 days; or

(v) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Property is located; or

(vi) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(vii) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(viii) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(ix) the Servicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac seller/servicer; or

(x) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof, in each case without complying fully with the provisions of Section 7.03; or

(xi) if (x) any of the Rating Agencies reduces or withdraws the rating of any of the Certificates due to a reason directly attributable to the Servicer or (y) the Servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced by more than one level from the level in effect on the Closing Date.

In each and every such case, so long as an event of default shall not have been remedied within the applicable cure period, in addition to whatever rights the Seller, the Master Servicer or the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Master Servicer, by notice in writing to the Servicer may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Master Servicer with the consent of the NIMS Insurer (which consent shall not be unreasonably withheld or delayed). Upon written request from the Master Servicer, the Servicer shall prepare, execute and deliver to the successor servicer, the Trustee or the NIMS Insurer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with the Master Servicer, the NIMS Insurer and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

By a written notice, the Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.02. Termination Without Cause.

(a) This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Master Servicer or Trust Fund, and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder or (ii) mutual consent of the Servicer and the Master Servicer in writing, provided such termination is also acceptable to the Rating Agencies and the NIMS Insurer or (iii) with respect to some or all of the Mortgage Loans, at the sole option of the Seller, without cause, upon 30 days’ written notice to the Servicer, subject to payment by the Seller of the Termination Fee as set forth in Exhibit E hereto or other fees as mutually agreed upon by the parties and to the other limitations set forth below. Any such notice of termination shall be in writing and delivered to the Servicer, the Master Servicer, the NIMS Insurer and the Trustee by registered mail to the address set forth in Section 9.03. In connection with any termination pursuant to clause (i) of the first sentence of Section 8.02(a), all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be deducted by the Servicer from the final remittance of the funds to the successor servicer. In connection with any termination pursuant to clauses (ii) or (iii) of the first sentence of this Section 8.02(a), all unreimbursed Servicing Fees, Servicing Advances, Monthly Advances and applicable Termination Fees still owing the Servicer shall be paid at the time of such termination by the Trust Fund by deducting from final remittance of the funds to successor servicer (on first three items) and by the Seller (on Termination Fee).

Upon a termination of the Servicer for cause pursuant to Section 8.01, all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be paid by the Trust Fund as such amounts are received from the related Mortgage Loans.

In the event that Seller terminates the Servicer without cause with respect to some or all of the Mortgage Loans in accordance with Section 8.02(a)(iii), the Seller shall be required to pay to the Servicer a Termination Fee in the amount set forth at Exhibit E hereto as of the date of such termination; provided, that no Termination Fee shall be paid or payable with respect to the unpaid principal balance of any terminated Distressed Mortgage Loan.

(b)  In the event the Servicer decides to terminate its obligations under this Agreement as set forth in clause (ii) of Section 8.02(a), the Servicer agrees that it will continue to service the Mortgage Loans beyond the prescribed termination date until such time as the Master Servicer, using reasonable commercial efforts, is able to appoint a successor servicer reasonably acceptable to the NIMS Insurer and otherwise meeting the characteristics of Sections 7.01 and 9.01.

Section 8.03. Termination for Distressed Mortgage Loans.

(a) Subject to the requirements set forth in this Section 8.03, the Seller may terminate this Agreement with the prior consent of the Master Servicer and the NIMS Insurer, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans as of the Notice Date and servicing of such Mortgage Loans shall be transferred to the Special Servicer. The appointment of a Special Servicer by the Seller and the execution of a special servicing agreement between the Seller and the Special Servicer shall be subject to the consent of the Master Servicer and the NIMS Insurer and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any Certificate or the NIM Securities. Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan. All unreimbursed Servicing Fees, Servicing Advances and Monthly Advances owing to the Servicer relating to such Distressed Mortgage Loans shall be reimbursed and paid to the Servicer upon such transfer to the Special Servicer.

(b) All reasonable costs and expenses incurred in connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Trustee, the Master Servicer or any other Person in appointing a Special Servicer, or of the Servicer in transferring the Servicing Files and the other necessary data to the Special Servicer, shall be paid by the Seller from its own funds without reimbursement to the related Party within fifteen (15) Business Days upon receipt of an invoice from such party. The Seller shall be responsible for the delivery of all required Transfer Notices and will send a copy of the Transfer Notice to the Master Servicer.

(c) Notwithstanding the foregoing provisions of this Section 8.03, the NIMS Insurer may, at its option, withhold its consent to the transfer of a Distressed Mortgage Loan to a Special Servicer and elect to purchase such Distressed Mortgage Loan at a price equal to its Purchase Price. Prior to such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loan pursuant to Section 4.03; provided, however, the Servicer’s obligation to make such Monthly Advances shall cease when it deems such Monthly Advances to be nonrecoverable. Any such purchase of a Distressed Mortgage Loan shall be accomplished by remittance to the Securities Administrator for deposit in the Certificate Account established pursuant to Section 4.01 of the Trust Agreement of the amount of the Purchase Price. The Servicer on behalf of the Trustee shall immediately effectuate the conveyance of such Distressed Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all Servicing Files and other related documentation to the NIMS Insurer.

Section 8.04. [RESERVED]

ARTICLE IX.
MISCELLANEOUS PROVISIONS

Section 9.01. Successor to the Servicer.

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(a)(ii), the Master Servicer shall (i) within 90 days of the Servicer’s receipt of notice of such termination, succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement (except that the Master Servicer shall immediately assume all of the obligations of the Servicer to make Monthly Advances), or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement; or (b) as a result of termination of the Servicer without cause by the Seller pursuant to Section 8.02 hereof, the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer and the NIMS Insurer and, to the extent required by the Trust Agreement, shall be a member in good standing of the MERS system (if any of the Mortgage Loans are MERS Eligible Mortgage Loans, unless such Mortgage Loans are withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee at the expense of the successor servicer). The final approval of a successor servicer shall be conditioned upon the receipt by the Trustee, the Master Servicer, the NIMS Insurer and the Seller of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of the General Servicing Fee permitted under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor servicer shall be appointed pursuant to this Section 9.01, or until the Master Servicer succeeds to and assumes all of the Servicer’s responsibilities, rights, duties and obligations pursuant to this Section 9.01, and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 6.01 and the remedies available to the Trustee, the Master Servicer, the NIMS Insurer and the Seller under Section 6.02 and 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 6.03 shall be applicable not only to such successor servicer but also to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. Notwithstanding the foregoing, the Master Servicer, in its capacity as successor servicer, shall not be responsible for the lack of information and/or documents that are not transferred to it by the Servicer and that it cannot obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days after the appointment of a successor entity and after due notification to the Servicer, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of the Mortgage Notes and related documents, and the Assignments of Mortgage. The Servicer shall cooperate with the Master Servicer or the Seller, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Trust Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans. All costs and fees incurred by the Servicer arising from the aforementioned process in connection with any termination pursuant to Section 8.02(a)(ii) or (iii) shall be reimbursed by the Seller within fifteen (15) Business Days following receipt of an invoice from the Servicer.

Any successor servicer appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer, the NIMS Insurer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 (including a representation that the successor servicer is a member of MERS, unless none of the Mortgage Loans are MERS Mortgage Loans or MERS Eligible Mortgage Loans or any such Mortgage Loans have been withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee) and provide for the same remedies set forth in Section 6.02 and Section 6.03 herein (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor servicer shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01 or 8.02 shall not affect any claims that the Seller, the Depositor, the Master Servicer, the NIMS Insurer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation. In addition, in the event any successor servicer is appointed pursuant to Section 8.03 of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

The Servicer shall deliver promptly to the successor servicer the funds in the Trust Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Trustee, the Master Servicer, the Seller, the NIMS Insurer and the Depositor of such appointment in accordance with the procedures set forth in Section 9.03.

Section 9.02. Costs.

The Seller shall pay any legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities pursuant to Section 8.02(a)(iii) of this Agreement, including fees for delivering Servicing Files, shall be paid by the Seller within five (5) Business Days upon receipt of an invoice from the Servicer. Subject to Sections 2.02 and 3.01(a), the Seller shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages if performed by the Servicer.

Section 9.03. Notices.

All demands, notices, consents, reports, directions, instructions, statements and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other parties by like notice):

(i)	if to the Seller:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 7th Floor
New York, New York 10019
Attention: Mortgage Finance, SASCO Series 2006-BC2
Telephone: (212) 526-7000
Facsimile: (212) 526-8950

(ii)	if to the Servicer:

Option One Mortgage Corporation
3 Ada
Irvine, California 92618
Attention: Debbie Lonergan
Telephone: (949) 790-3600 (extension 33038)
Facsimile: (949) 790-3911

(iii)	if to the Master Servicer:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Service Manager, SASCO 2006-BC2
(or in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

(iv)	if to the Securities Administrator:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Service Manager, SASCO 2006-BC2
(or in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

(v)	if to the Trustee:

U.S. Bank National Association
1 Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Structured Finance Services
Telephone: (617) 603-6406
Facsimile: (503) 258-5962

(vi)	if to the Credit Risk Manager:

Clayton Fixed Income Services Inc.
1700 Lincoln Street, Suite 1600
Denver, Colorado 80203
Attention: General Counsel (SASCO 2006-BC2)
Telephone: (720) 947-6947
Facsimile: (720) 947-6598

Any such communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee. Notwithstanding anything to the contrary in this Agreement, the Servicer shall not be obligated to provide notices pursuant to this Agreement to any NIMS Insurer until 30 days after the Servicer has received notice of the appointment of such NIMS Insurer (including the NIMS Insurer’s name, address, telephone number and facsimile number).

Section 9.04. Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 9.05. No Personal Solicitation.

From and after the related Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may not solicit any Mortgagor for whom the Servicer has received a request for verification of mortgage status, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or if the Mortgagor initiates a title search, and shall refer such Mortgagor to the Seller or its agent as provided to the Servicer; provided however, if upon such referral of the Servicer to the Seller or its agent, the Mortgagor decides to reference such Mortgage Loan with the Servicers, the Sellers shall not hinder the Mortgagor’s right to choose its refinancing agent, and may solicit such Mortgagor for refinancing; provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its Affiliates which (i) concern optional insurance products or other additional projects or (ii) are directed to the general public at large, including without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio, telephone and television advertisements shall not constitute solicitation under this Section 9.05 nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Notwithstanding the above, the Servicer will not be prohibited from soliciting the borrowers for purposes of refinancing with respect to fixed rate Mortgage Loans beginning on the date that is 60 days prior to the later of (i) the expiration of any applicable prepayment charge term and (ii) 24th months following the origination date of such Mortgage Loan. The Servicer will not be prohibited from soliciting borrowers for purposes of refinancing with respect to adjustable rate Mortgage Loans beginning on the date which is 60 days prior to the later of (i) the expiration of any applicable prepayment charge term and (ii) the expiration of any applicable fixed rate period.

Section 9.06. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.07. Place of Delivery and Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.08. Further Agreements.

The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 9.09. Intention of the Parties.

It is the intention of the parties that the Seller is conveying, and the Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans and all rights (other than the servicing rights, which are solely owned by the Servicer) related thereto.

Section 9.10. Successors and Assigns; Assignment of Servicing Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller, the Trustee, the NIMS Insurer and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03 and shall not be assigned, pledged or hypothecated by the Seller without the consent of the NIMS Insurer except as and to the extent provided in Section 9.11.

Section 9.11. Assignment by the Seller.

The Seller shall have the right, upon notice to but without the consent of the Servicer, to assign, in whole or in part (but exclusive of the Servicer’s rights and obligations as owner of the servicing rights relating to the Mortgage Loans), its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of the Seller under this Agreement. All references to the Seller in this Agreement shall be deemed to include its assignee or designee and any subsequent assignee or designee, specifically including the Trustee.

Section 9.12. Amendment.

This Agreement may be amended from time to time by the Servicer and the Seller, by written agreement signed by the Master Servicer, the Seller and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Master Servicer and the Seller with an Opinion of Counsel that such amendment is permitted under the terms of this Agreement, the Servicer has complied with all applicable requirements of this Agreement, and such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities. Notwithstanding the foregoing provisions of this Section 9.12, this Agreement may be amended by the Servicer, the Seller, the Master Servicer and the Trustee from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Seller and its counsel, to comply with any Commission requirements.

Any such amendment shall be deemed not to adversely affect in any material respect any of the interest of the Certificateholders in the Mortgage Loans or the NIM Securities if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates and the NIM Securities (and any Opinion of Counsel received by the Trustee, the NIMS Insurer, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

Section 9.13. Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing, signed by the party against whom such waiver or modification is sought to be enforced and, except as provided in Section 8.01, is consented to by the NIMS Insurer.

Section 9.14. Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.15. Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee, the Securities Administrator, the Depositor and the NIMS Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee, the Securities Administrator, the Depositor and the NIMS Insurer as if they were parties to this Agreement, and the Trustee (acting through the Master Servicer), the Securities Administrator, the Depositor and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Credit Risk Management Agreement. Notwithstanding the foregoing, all rights of the Trustee, the Securities Administrator and the Depositor hereunder (other than the right to indemnification) and all rights and obligations of the Master Servicer and the Servicer hereunder (other than the right to indemnification) shall terminate upon the termination of the Trust Fund pursuant to the Trust Agreement and all rights of the NIMS Insurer set forth in this Agreement (other than the right of indemnification) shall exist only so long as the NIM Securities remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

Section 9.16. Confidentiality.

(a) Definition. For the purpose of this Agreement, the term “Confidential Information” shall mean any information (including but not limited to , financial and business information relating to the Servicer’s business or affairs, including but not limited to, products and services, and those in development, and accompanying marketing plans and business strategies, now known or in possession of, or hereafter learned or acquired, by the Servicer (the “Disclosing Party”), or any third party’s information in the Servicer’s possession which is subject to an obligation on the part of the Servicer to maintain the confidentiality of such information, including without limitation, “non-public personal information” (as defined in the Gramm-Leach-Bliley Act (the “GLB Act”) and in its enabling regulations issued by the Federal Trade Commission) of customers and customers of the Servicer.

(b) For purposes of this Agreement, Confidential Information shall not include information that: (i) is or has become publicly known other than as a result of disclosure by the Seller or the Master Servicer (each a “Receiving Party”) in violation of this Agreement; (ii) is received by or available to a Receiving Party properly and lawfully from a third party without restriction on disclosure and without knowledge or reasonable suspicion that the third party’s disclosure is in breach of any obligations to Servicer or anyone else; (iii) has been developed by the Receiving Party completely independent and without the use of any Confidential Information; (iv) has been approved for public release by prior written authorization from the Servicer; or (v) is required to be disclosed by a governmental authority or related governmental agency or is otherwise required to be disclosed by law. For purposes of clause (iv) above, Servicer hereby authorizes without the requirement of the Receiving Parties obtaining from the Servicer any separate or additional prior written authorization, the disclosure of any information relative to the Servicer or the Mortgage Loans by a Receiving Party or its Representatives (as defined below) which is reasonably required to be disclosed, in the normal course of secondary market transactions, to successor purchasers of the Mortgage Loans from the Receiving Parties, to rating agencies, mortgage insurance companies and related financial guaranty insurer of any related mortgage pass-through securities.

Each Receiving Party agrees that:

1. It shall abide by and respect the Disclosing Party’s rights of any nature (including without limitation obligations imposed upon the Disclosing Party to protect the rights of third parties) in the Confidential Information (including but not limited to, patents, copyrights and trade secrets) and shall maintain and preserve the confidentiality of such information, including but without limitation, taking such steps to protect and preserve the confidentiality of the Confidential Information as it takes to preserve and protect the confidentiality of its own proprietary and confidential information.

2.Except as expressly permitted by this Section 9.16, neither Receiving Party nor its subsidiaries, affiliates, and non-affiliated third party vendors and other agents of Receiving Party, as well as any directors, members, officers, and employees of any such entities (collectively, “Representatives”) shall (i) use the Confidential Information, either directly or indirectly, for any purpose other than as contemplated herein or (ii) disclose such Confidential Information to any third party, except to its subcontractors and consultants who have agreed in writing to maintain the confidentiality of the Confidential Information and use the Confidential Information only to the extent required to perform their duties in any manner, in whole or in part, without the express written consent of the Servicer. Moreover, a Receiving Party shall not, except as otherwise required by law, issue any reports, statements or releases pertaining to its access to the Confidential Information, or disclose to any third party that such information is transmitted or accessible to a Receiving Party from the Disclosing Party, without the Servicer’s prior written consent.

3. It shall, upon termination of the business relationship between the parties or at any time upon Servicer’s prior written request, immediately return to Servicer or destroy, as Servicer may direct, all tangible material within its possession, custody or control containing or reflecting any portion of the Confidential Information, and shall make no further use or disclosure of the Confidential Information for any purpose; and upon Servicer’s request, Receiving Party shall promptly certify that such action has been taken.

4. Each Receiving Party shall establish commercially reasonable controls to ensure the confidentiality of the Confidential Information and to ensure that the Confidential Information is not disclosed contrary to the provisions of this Agreement, the GLB Act, the regulations provided thereunder, or any other applicable privacy laws and regulations. Without limiting the foregoing, a Receiving Party shall implement such physical and other security measures as are necessary to (i) ensure the security and confidentiality of the Confidential Information, (ii) protect against any unauthorized access to or use of the Confidential Information.

5. The Servicer shall have the right, during regular office hours and upon reasonable notice, to audit a Receiving Party to ensure compliance with the terms of this Agreement, the GLB Act and other privacy laws and regulations.

Upon receipt of any governmental, judicial or administrative order, subpoena, or discovery request seeking the disclosure of Confidential Information, a Receiving Party shall immediately notify the Servicer in writing of the Confidential Information sought so that the Servicer may seek an appropriate protective order, or take other appropriate measures or, at its discretion, waive Receiving Party’s compliance with the provisions of this Agreement. A Receiving Party shall cooperate reasonably with the Servicer in contesting such request/demand (at the Servicer’s expense), including consulting as to the advisability of legally attempting to contest or list such request/demand. If in the absence of a protective order or a waiver hereunder from the Servicer, a Receiving Party is compelled to disclose any Confidential Information to any tribunal or suffer penalty, such Receiving Party may disclose such Confidential Information to such tribunal without liability hereunder; provided, however, a Receiving Party: (i) shall give the Servicer written notice of the Confidential Information to be so disclosed as far in advance of its disclosure as is practicable; (ii) shall furnish only that portion of the Confidential Information which it is legally required to; and (iii) shall use best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portions of the Confidential Information to be disclosed as the Disclosing Party designates.

(c) Except as otherwise specifically provided for herein, each party hereto agrees that this Section 9.16 shall remain in force and effect in perpetuity with regard to any information as defined by the GLB Act and other privacy related laws, rules and regulations.

Section 9.17. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean by reason of enumeration.

Section 9.18. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

IN WITNESS WHEREOF, the Servicer, the Master Servicer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By:      /s/ Michael C. Hitzmann
Name: Michael C. Hitzmann
Title: Authorized Signatory

OPTION ONE MORTGAGE CORPORATION,
as Servicer

By:  /s/ Philip Laren
Name: Philip Laren
Title: Senior Vice President

WELLS FARGO BANK, N.A.,
as Master Servicer

By:  /s/ Michael Pinzon
Name: Michael Pinzon
Title: Assistant Vice President
Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:   /s/ James H. Byrnes
Name: James H. Byrnes
Title: Vice President

EXHIBIT A

Schedule of Mortgage Loans

A-1

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

_______ __, 20__

To:   ___________________________

___________________________

___________________________
(the “Depository”)

As Servicer under the Servicing Agreement dated as of August 1, 2006 (the “Agreement”), we hereby authorize and request you to establish a Custodial Accounts pursuant to Section 3.03 of the Agreement designated as “Option One Mortgage Corporation in trust for U.S. Bank National Association, as Trustee for the Structured Asset Securities Corporation Series 2006-BC2 Trust.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

OPTION ONE MORTGAGE CORPORATION

By:
    Name:
    Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

_________________________________
Depository

By:
    Name:
    Title:
    Date:

B-1

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

_______ __, 20__

To:   ___________________________

___________________________

___________________________
(the “Depository”)

As Servicer under the Servicing Agreement dated as of August 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as “Option One Mortgage Corporation in trust for U.S. Bank National Association, as Trustee for the Structured Asset Securities Corporation Series 2006-BC2 Trust.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

OPTION ONE MORTGAGE CORPORATION

By:
    Name:
    Title:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

_________________________________
Depository
By:
    Name:
    Title:
    Date:

C-1

Exhibit D-1

Standard Layout

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10

D-1-1

Column Name	Description	Decimal	Format Comment	Max Size
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11

D-1-2

Column Name	Description	Decimal	Format Comment	Max Size
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

D-1-3

Exhibit D-2

Standard Default File Format

Exhibit : Standard File Layout - Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY

D-2-1

Column/Header Name	Description	Decimal	Format Comment
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)

D-2-2

Column/Header Name	Description	Decimal	Format Comment
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

D-2-3

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
•	ASUM-	Approved Assumption
•	BAP-	Borrower Assistance Program
•	CO-	Charge Off
•	DIL-	Deed-in-Lieu
•	FFA-	Formal Forbearance Agreement
•	MOD-	Loan Modification
•	PRE-	Pre-Sale
•	SS-	Short Sale
•	MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:
•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

D-2-4

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

D-2-5

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

D-2-6

EXHIBIT D-3

FORM OF LOAN LOSS REPORT

Exhibit : Calculation of Realized Loss/Gain Form 332- Instruction Sheet
NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
(a)

(b) The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

D-3-1

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

(c) Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

D-3-2

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by:	Date:

Phone:	Email Address:

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No.
Borrower's Name:
Property Address:

Liquidation Type:	REO Sale	3rd Party Sale	Short Sale	Charge Off
Was this loan granted a Bankruptcy deficiency or cramdown  Yes      No

If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	______________________________________	________________	(12)

	Total Expenses	$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
HUD Part A
		________________	(18b)
HUD Part B
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
	_________________________________________	________________	(21)

	Total Credits	$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

D-3-3

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

D-3-4

EXHIBIT E

SCHEDULE OF TERMINATION FEES

Months Since Mortgage Loan Origination	2/28	3/27	6 Mo. ARM	Fixed 30/30	Fixed 15/15 & Fixed 10/10	Fixed Balloon

0	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
1	0.97%	0.98%	0.96%	0.98%	0.98%	0.98%
2	0.95%	0.96%	0.91%	0.96%	0.96%	0.96%
3	0.92%	0.94%	0.88%	0.95%	0.94%	0.95%
4	0.90%	0.92%	0.84%	0.93%	0.93%	0.93%
5	0.88%	0.90%	0.81%	0.92%	0.91%	0.92%
6	0.86%	0.89%	0.78%	0.90%	0.90%	0.90%
7	0.84%	0.87%	0.76%	0.89%	0.89%	0.89%
8	0.83%	0.86%	0.74%	0.88%	0.88%	0.88%
9	0.81%	0.84%	0.72%	0.87%	0.86%	0.87%
10	0.80%	0.83%	0.71%	0.86%	0.86%	0.86%
11	0.79%	0.82%	0.71%	0.85%	0.85%	0.85%
12	0.78%	0.81%	0.71%	0.85%	0.84%	0.85%
13	0.77%	0.80%	0.71%	0.84%	0.84%	0.84%
14	0.76%	0.79%	0.71%	0.84%	0.83%	0.84%
15	0.74%	0.79%	0.71%	0.84%	0.83%	0.84%
16	0.73%	0.78%	0.71%	0.84%	0.83%	0.84%
17	0.72%	0.78%	0.71%	0.84%	0.83%	0.84%
18	0.71%	0.77%	0.71%	0.84%	0.83%	0.84%
19	0.69%	0.77%	0.71%	0.84%	0.83%	0.84%
20	0.68%	0.76%	0.71%	0.84%	0.82%	0.84%
21	0.66%	0.76%	0.72%	0.84%	0.82%	0.84%
22	0.65%	0.75%	0.72%	0.84%	0.82%	0.84%
23	0.63%	0.74%	0.72%	0.84%	0.82%	0.84%
24	0.62%	0.74%	0.72%	0.84%	0.82%	0.83%
25	0.64%	0.73%	0.72%	0.84%	0.82%	0.83%
26	0.67%	0.72%	0.72%	0.84%	0.82%	0.83%
27	0.70%	0.72%	0.73%	0.84%	0.82%	0.83%
28	0.72%	0.71%	0.73%	0.84%	0.82%	0.83%
29	0.74%	0.70%	0.73%	0.83%	0.82%	0.83%
30	0.77%	0.69%	0.74%	0.83%	0.82%	0.83%
31	0.78%	0.68%	0.74%	0.83%	0.81%	0.83%
32	0.79%	0.67%	0.74%	0.83%	0.81%	0.83%
33	0.80%	0.66%	0.75%	0.83%	0.81%	0.83%
34	0.81%	0.65%	0.75%	0.83%	0.81%	0.83%
35	0.83%	0.64%	0.75%	0.83%	0.81%	0.83%
36	0.84%	0.63%	0.76%	0.83%	0.81%	0.83%

Months Since Mortgage Loan Origination	2/28	3/27	6 Mo. ARM	Fixed 30/30	Fixed 15/15 & Fixed 10/10	Fixed Balloon

37	0.84%	0.64%	0.77%	0.83%	0.81%	0.83%
38	0.85%	0.64%	0.77%	0.83%	0.81%	0.83%
39	0.85%	0.65%	0.78%	0.83%	0.81%	0.83%
40	0.85%	0.66%	0.79%	0.83%	0.80%	0.83%
41	0.86%	0.67%	0.79%	0.83%	0.80%	0.83%
42	0.86%	0.67%	0.80%	0.83%	0.80%	0.83%
43	0.87%	0.68%	0.81%	0.83%	0.80%	0.83%
44	0.87%	0.69%	0.82%	0.83%	0.80%	0.83%
45	0.88%	0.70%	0.83%	0.83%	0.80%	0.83%
46	0.88%	0.72%	0.85%	0.83%	0.80%	0.83%
47	0.89%	0.73%	0.86%	0.83%	0.80%	0.83%
48	0.89%	0.74%	0.88%	0.83%	0.80%	0.83%
49	0.89%	0.74%	0.88%	0.83%	0.79%	0.83%
50	0.89%	0.75%	0.87%	0.83%	0.79%	0.83%
51	0.89%	0.75%	0.87%	0.83%	0.79%	0.83%
52	0.89%	0.75%	0.87%	0.83%	0.79%	0.83%
53	0.89%	0.76%	0.87%	0.83%	0.79%	0.83%
54	0.89%	0.76%	0.87%	0.83%	0.79%	0.83%
55	0.89%	0.76%	0.87%	0.83%	0.79%	0.83%
56	0.89%	0.77%	0.87%	0.83%	0.78%	0.83%
57	0.89%	0.77%	0.87%	0.83%	0.78%	0.83%
58	0.89%	0.77%	0.87%	0.83%	0.78%	0.83%
59	0.89%	0.78%	0.87%	0.83%	0.78%	0.83%
60	0.89%	0.78%	0.87%	0.83%	0.78%	0.83%
61	0.89%	0.78%	0.87%	0.83%	0.78%	0.83%
62	0.89%	0.78%	0.87%	0.83%	0.77%	0.83%
63	0.89%	0.78%	0.87%	0.83%	0.77%	0.83%
64	0.89%	0.78%	0.87%	0.83%	0.77%	0.83%
65	0.89%	0.78%	0.87%	0.83%	0.77%	0.82%
66	0.89%	0.78%	0.87%	0.83%	0.77%	0.82%
67	0.89%	0.78%	0.87%	0.83%	0.77%	0.82%
68	0.89%	0.78%	0.87%	0.83%	0.76%	0.82%
69	0.89%	0.78%	0.87%	0.83%	0.76%	0.82%
70	0.89%	0.78%	0.87%	0.83%	0.76%	0.82%
71	0.89%	0.78%	0.87%	0.83%	0.76%	0.82%
72	0.89%	0.78%	0.87%	0.83%	0.76%	0.82%
73	0.89%	0.78%	0.87%	0.83%	0.76%	0.82%
74	0.89%	0.78%	0.87%	0.83%	0.75%	0.82%
75	0.89%	0.78%	0.87%	0.83%	0.75%	0.82%
76	0.89%	0.78%	0.87%	0.83%	0.75%	0.82%
77	0.89%	0.78%	0.87%	0.83%	0.75%	0.82%

Months Since Mortgage Loan Origination	2/28	3/27	6 Mo. ARM	Fixed 30/30	Fixed 15/15 & Fixed 10/10	Fixed Balloon

78	0.89%	0.78%	0.87%	0.83%	0.75%	0.82%
79	0.89%	0.78%	0.87%	0.83%	0.74%	0.82%
80	0.89%	0.78%	0.87%	0.83%	0.74%	0.82%
81	0.89%	0.78%	0.87%	0.83%	0.74%	0.82%
82	0.89%	0.78%	0.87%	0.83%	0.74%	0.82%
83	0.89%	0.78%	0.87%	0.83%	0.73%	0.82%
84	0.89%	0.78%	0.87%	0.83%	0.73%	0.81%
85	0.89%	0.78%	0.87%	0.83%	0.73%	0.81%
86	0.89%	0.78%	0.87%	0.83%	0.73%	0.81%
87	0.89%	0.78%	0.87%	0.83%	0.72%	0.81%
88	0.89%	0.78%	0.87%	0.83%	0.72%	0.81%
89	0.89%	0.78%	0.87%	0.83%	0.72%	0.81%
90	0.89%	0.78%	0.87%	0.82%	0.72%	0.81%
91	0.89%	0.78%	0.87%	0.82%	0.71%	0.81%
92	0.89%	0.78%	0.87%	0.82%	0.71%	0.81%
93	0.89%	0.78%	0.87%	0.82%	0.71%	0.81%
94	0.88%	0.78%	0.87%	0.82%	0.71%	0.81%
95	0.88%	0.78%	0.87%	0.82%	0.70%	0.80%
96	0.88%	0.78%	0.87%	0.82%	0.70%	0.80%
97	0.88%	0.78%	0.87%	0.82%	0.70%	0.80%
98	0.88%	0.78%	0.87%	0.82%	0.69%	0.80%
99	0.88%	0.78%	0.87%	0.82%	0.69%	0.80%
100	0.88%	0.78%	0.87%	0.82%	0.69%	0.80%
101	0.88%	0.78%	0.87%	0.82%	0.68%	0.80%
102	0.88%	0.78%	0.87%	0.82%	0.68%	0.80%
103	0.88%	0.78%	0.87%	0.82%	0.68%	0.79%
104	0.88%	0.78%	0.87%	0.82%	0.67%	0.79%
105	0.88%	0.78%	0.87%	0.82%	0.67%	0.79%
106	0.88%	0.78%	0.87%	0.82%	0.67%	0.79%
107	0.88%	0.78%	0.87%	0.82%	0.66%	0.79%
108	0.88%	0.78%	0.87%	0.82%	0.66%	0.79%
109	0.88%	0.78%	0.87%	0.82%	0.66%	0.79%
110	0.88%	0.78%	0.87%	0.82%	0.65%	0.78%
111	0.88%	0.78%	0.87%	0.82%	0.65%	0.78%
112	0.88%	0.78%	0.87%	0.82%	0.65%	0.78%
113	0.88%	0.78%	0.87%	0.82%	0.64%	0.78%
114	0.88%	0.78%	0.87%	0.82%	0.64%	0.78%
115	0.88%	0.78%	0.87%	0.82%	0.63%	0.77%
116	0.88%	0.78%	0.87%	0.82%	0.63%	0.77%
117	0.88%	0.78%	0.87%	0.82%	0.62%	0.77%
118	0.88%	0.78%	0.87%	0.82%	0.62%	0.77%

Months Since Mortgage Loan Origination	2/28	3/27	6 Mo. ARM	Fixed 30/30	Fixed 15/15 & Fixed 10/10	Fixed Balloon

119	0.88%	0.78%	0.87%	0.82%	0.62%	0.76%
120	0.88%	0.77%	0.87%	0.82%	0.61%	0.76%
121	0.88%	0.77%	0.87%	0.82%	0.61%	0.76%
122	0.88%	0.77%	0.87%	0.82%	0.60%	0.75%
123	0.88%	0.77%	0.87%	0.82%	0.60%	0.75%
124	0.88%	0.77%	0.87%	0.82%	0.59%	0.75%
125	0.88%	0.77%	0.87%	0.82%	0.59%	0.75%
126	0.88%	0.77%	0.87%	0.82%	0.58%	0.74%
127	0.88%	0.77%	0.87%	0.82%	0.58%	0.74%
128	0.88%	0.77%	0.87%	0.81%	0.57%	0.73%
129	0.88%	0.77%	0.87%	0.81%	0.56%	0.73%
130	0.88%	0.77%	0.87%	0.81%	0.56%	0.73%
131	0.88%	0.77%	0.87%	0.81%	0.55%	0.72%
132	0.88%	0.77%	0.87%	0.81%	0.55%	0.72%
133	0.88%	0.77%	0.87%	0.81%	0.54%	0.71%
134	0.88%	0.77%	0.87%	0.81%	0.53%	0.71%
135	0.88%	0.77%	0.87%	0.81%	0.53%	0.70%
136	0.88%	0.77%	0.87%	0.81%	0.52%	0.70%
137	0.87%	0.77%	0.87%	0.81%	0.51%	0.69%
138	0.87%	0.77%	0.86%	0.81%	0.51%	0.69%
139	0.87%	0.77%	0.86%	0.81%	0.50%	0.68%
140	0.87%	0.77%	0.86%	0.81%	0.49%	0.67%
141	0.87%	0.77%	0.86%	0.81%	0.49%	0.67%
142	0.87%	0.77%	0.86%	0.81%	0.48%	0.66%
143	0.87%	0.77%	0.86%	0.81%	0.47%	0.65%
144	0.87%	0.77%	0.86%	0.81%	0.46%	0.65%
145	0.87%	0.77%	0.86%	0.81%	0.46%	0.64%
146	0.87%	0.77%	0.86%	0.81%	0.45%	0.63%
147	0.87%	0.77%	0.86%	0.81%	0.44%	0.62%
148	0.87%	0.77%	0.86%	0.81%	0.43%	0.61%
149	0.87%	0.77%	0.86%	0.81%	0.42%	0.61%
150	0.87%	0.77%	0.86%	0.81%	0.41%	0.60%
151	0.87%	0.77%	0.86%	0.81%	0.40%	0.59%
152	0.87%	0.77%	0.86%	0.81%	0.39%	0.58%
153	0.87%	0.77%	0.86%	0.81%	0.39%	0.57%
154	0.87%	0.77%	0.86%	0.80%	0.38%	0.55%
155	0.87%	0.77%	0.86%	0.80%	0.37%	0.54%
156	0.87%	0.77%	0.86%	0.80%	0.36%	0.53%
157	0.87%	0.76%	0.86%	0.80%	0.34%	0.52%
158	0.87%	0.76%	0.86%	0.80%	0.33%	0.50%
159	0.87%	0.76%	0.86%	0.80%	0.32%	0.49%

Months Since Mortgage Loan Origination	2/28	3/27	6 Mo. ARM	Fixed 30/30	Fixed 15/15 & Fixed 10/10	Fixed Balloon

160	0.87%	0.76%	0.86%	0.80%	0.31%	0.48%
161	0.87%	0.76%	0.86%	0.80%	0.30%	0.46%
162	0.87%	0.76%	0.86%	0.80%	0.29%	0.44%
163	0.87%	0.76%	0.86%	0.80%	0.28%	0.43%
164	0.87%	0.76%	0.86%	0.80%	0.26%	0.41%
165	0.86%	0.76%	0.86%	0.80%	0.25%	0.39%
166	0.86%	0.76%	0.86%	0.80%	0.24%	0.37%
167	0.86%	0.76%	0.86%	0.80%	0.23%	0.35%
168	0.86%	0.76%	0.86%	0.80%	0.21%	0.33%
169	0.86%	0.76%	0.86%	0.80%	0.20%	0.31%
170	0.86%	0.76%	0.86%	0.80%	0.18%	0.29%
171	0.86%	0.76%	0.86%	0.80%	0.17%	0.27%
172	0.86%	0.76%	0.86%	0.80%	0.15%	0.24%
173	0.86%	0.76%	0.86%	0.80%	0.14%	0.22%
174	0.86%	0.76%	0.86%	0.79%	0.12%	0.19%
175	0.86%	0.76%	0.86%	0.79%	0.11%	0.16%
176	0.86%	0.76%	0.86%	0.79%	0.09%	0.13%
177	0.86%	0.76%	0.86%	0.79%	0.07%	0.10%
178	0.86%	0.76%	0.85%	0.79%	0.06%	0.07%
179	0.86%	0.76%	0.85%	0.79%	0.04%	0.04%
180	0.86%	0.76%	0.85%	0.79%
181	0.86%	0.76%	0.85%	0.79%
182	0.86%	0.75%	0.85%	0.79%
183	0.86%	0.75%	0.85%	0.79%
184	0.86%	0.75%	0.85%	0.79%
185	0.85%	0.75%	0.85%	0.79%
186	0.85%	0.75%	0.85%	0.79%
187	0.85%	0.75%	0.85%	0.79%
188	0.85%	0.75%	0.85%	0.79%
189	0.85%	0.75%	0.85%	0.78%
190	0.85%	0.75%	0.85%	0.78%
191	0.85%	0.75%	0.85%	0.78%
192	0.85%	0.75%	0.85%	0.78%
193	0.85%	0.75%	0.85%	0.78%
194	0.85%	0.75%	0.85%	0.78%
195	0.85%	0.75%	0.85%	0.78%
196	0.85%	0.75%	0.85%	0.78%
197	0.85%	0.75%	0.85%	0.78%
198	0.85%	0.75%	0.85%	0.78%
199	0.85%	0.75%	0.85%	0.78%
200	0.84%	0.74%	0.85%	0.78%

Months Since Mortgage Loan Origination	2/28	3/27	6 Mo. ARM	Fixed 30/30	Fixed 15/15 & Fixed 10/10	Fixed Balloon

201	0.84%	0.74%	0.85%	0.78%
202	0.84%	0.74%	0.85%	0.78%
203	0.84%	0.74%	0.85%	0.77%
204	0.84%	0.74%	0.84%	0.77%
205	0.84%	0.74%	0.84%	0.77%
206	0.84%	0.74%	0.84%	0.77%
207	0.84%	0.74%	0.84%	0.77%
208	0.84%	0.74%	0.84%	0.77%
209	0.84%	0.74%	0.84%	0.77%
210	0.84%	0.74%	0.84%	0.77%
211	0.84%	0.74%	0.84%	0.77%
212	0.84%	0.74%	0.84%	0.77%
213	0.83%	0.74%	0.84%	0.77%
214	0.83%	0.73%	0.84%	0.76%
215	0.83%	0.73%	0.84%	0.76%
216	0.83%	0.73%	0.84%	0.76%
217	0.83%	0.73%	0.84%	0.76%
218	0.83%	0.73%	0.84%	0.76%
219	0.83%	0.73%	0.84%	0.76%
220	0.83%	0.73%	0.84%	0.76%
221	0.83%	0.73%	0.84%	0.76%
222	0.83%	0.73%	0.84%	0.76%
223	0.83%	0.73%	0.83%	0.75%
224	0.82%	0.73%	0.83%	0.75%
225	0.82%	0.73%	0.83%	0.75%
226	0.82%	0.72%	0.83%	0.75%
227	0.82%	0.72%	0.83%	0.75%
228	0.82%	0.72%	0.83%	0.75%
229	0.82%	0.72%	0.83%	0.75%
230	0.82%	0.72%	0.83%	0.75%
231	0.82%	0.72%	0.83%	0.74%
232	0.82%	0.72%	0.83%	0.74%
233	0.81%	0.72%	0.83%	0.74%
234	0.81%	0.72%	0.83%	0.74%
235	0.81%	0.72%	0.83%	0.74%
236	0.81%	0.71%	0.83%	0.74%
237	0.81%	0.71%	0.82%	0.74%
238	0.81%	0.71%	0.82%	0.74%
239	0.81%	0.71%	0.82%	0.73%
240	0.81%	0.71%	0.82%	0.73%
241	0.80%	0.71%	0.82%	0.73%

Months Since Mortgage Loan Origination	2/28	3/27	6 Mo. ARM	Fixed 30/30	Fixed 15/15 & Fixed 10/10	Fixed Balloon

242	0.80%	0.71%	0.82%	0.73%
243	0.80%	0.71%	0.82%	0.73%
244	0.80%	0.70%	0.82%	0.73%
245	0.80%	0.70%	0.82%	0.72%
246	0.80%	0.70%	0.82%	0.72%
247	0.79%	0.70%	0.82%	0.72%
248	0.79%	0.70%	0.81%	0.72%
249	0.79%	0.70%	0.81%	0.72%
250	0.79%	0.70%	0.81%	0.72%
251	0.79%	0.69%	0.81%	0.71%
252	0.79%	0.69%	0.81%	0.71%
253	0.79%	0.69%	0.81%	0.71%
254	0.78%	0.69%	0.81%	0.71%
255	0.78%	0.69%	0.81%	0.71%
256	0.78%	0.69%	0.81%	0.71%
257	0.78%	0.69%	0.80%	0.70%
258	0.78%	0.68%	0.80%	0.70%
259	0.77%	0.68%	0.80%	0.70%
260	0.77%	0.68%	0.80%	0.70%
261	0.77%	0.68%	0.80%	0.70%
262	0.77%	0.68%	0.80%	0.69%
263	0.77%	0.68%	0.80%	0.69%
264	0.76%	0.67%	0.80%	0.69%
265	0.76%	0.67%	0.79%	0.69%
266	0.76%	0.67%	0.79%	0.68%
267	0.76%	0.67%	0.79%	0.68%
268	0.76%	0.67%	0.79%	0.68%
269	0.75%	0.66%	0.79%	0.68%
270	0.75%	0.66%	0.79%	0.67%
271	0.75%	0.66%	0.78%	0.67%
272	0.75%	0.66%	0.78%	0.67%
273	0.74%	0.65%	0.78%	0.67%
274	0.74%	0.65%	0.78%	0.66%
275	0.74%	0.65%	0.78%	0.66%
276	0.74%	0.65%	0.78%	0.66%
277	0.73%	0.65%	0.77%	0.66%
278	0.73%	0.64%	0.77%	0.65%
279	0.73%	0.64%	0.77%	0.65%
280	0.72%	0.64%	0.77%	0.65%
281	0.72%	0.64%	0.77%	0.64%
282	0.72%	0.63%	0.76%	0.64%

Months Since Mortgage Loan Origination	2/28	3/27	6 Mo. ARM	Fixed 30/30	Fixed 15/15 & Fixed 10/10	Fixed Balloon

283	0.72%	0.63%	0.76%	0.64%
284	0.71%	0.63%	0.76%	0.64%
285	0.71%	0.62%	0.76%	0.63%
286	0.71%	0.62%	0.76%	0.63%
287	0.70%	0.62%	0.75%	0.63%
288	0.70%	0.62%	0.75%	0.62%
289	0.70%	0.61%	0.75%	0.62%
290	0.69%	0.61%	0.75%	0.62%
291	0.69%	0.61%	0.74%	0.61%
292	0.68%	0.60%	0.74%	0.61%
293	0.68%	0.60%	0.74%	0.60%
294	0.68%	0.60%	0.73%	0.60%
295	0.67%	0.59%	0.73%	0.60%
296	0.67%	0.59%	0.73%	0.59%
297	0.66%	0.59%	0.73%	0.59%
298	0.66%	0.58%	0.72%	0.58%
299	0.66%	0.58%	0.72%	0.58%
300	0.65%	0.57%	0.72%	0.58%
301	0.65%	0.57%	0.71%	0.57%
302	0.64%	0.57%	0.71%	0.57%
303	0.64%	0.56%	0.70%	0.56%
304	0.63%	0.56%	0.70%	0.56%
305	0.63%	0.55%	0.70%	0.55%
306	0.62%	0.55%	0.69%	0.55%
307	0.62%	0.54%	0.69%	0.54%
308	0.61%	0.54%	0.68%	0.54%
309	0.61%	0.53%	0.68%	0.53%
310	0.60%	0.53%	0.68%	0.53%
311	0.59%	0.52%	0.67%	0.52%
312	0.59%	0.52%	0.67%	0.51%
313	0.58%	0.51%	0.66%	0.51%
314	0.58%	0.51%	0.66%	0.50%
315	0.57%	0.50%	0.65%	0.50%
316	0.56%	0.50%	0.64%	0.49%
317	0.56%	0.49%	0.64%	0.48%
318	0.55%	0.48%	0.63%	0.48%
319	0.54%	0.48%	0.63%	0.47%
320	0.54%	0.47%	0.62%	0.47%
321	0.53%	0.47%	0.61%	0.46%
322	0.52%	0.46%	0.61%	0.45%
323	0.51%	0.45%	0.60%	0.44%

Months Since Mortgage Loan Origination	2/28	3/27	6 Mo. ARM	Fixed 30/30	Fixed 15/15 & Fixed 10/10	Fixed Balloon

324	0.51%	0.45%	0.59%	0.44%
325	0.50%	0.44%	0.59%	0.43%
326	0.49%	0.43%	0.58%	0.42%
327	0.48%	0.42%	0.57%	0.41%
328	0.47%	0.42%	0.56%	0.41%
329	0.46%	0.41%	0.55%	0.40%
330	0.45%	0.40%	0.54%	0.39%
331	0.44%	0.39%	0.54%	0.38%
332	0.43%	0.38%	0.53%	0.37%
333	0.42%	0.37%	0.52%	0.36%
334	0.41%	0.36%	0.51%	0.35%
335	0.40%	0.36%	0.49%	0.34%
336	0.39%	0.35%	0.48%	0.33%
337	0.38%	0.34%	0.47%	0.32%
338	0.37%	0.33%	0.46%	0.31%
339	0.36%	0.32%	0.45%	0.30%
340	0.35%	0.31%	0.43%	0.29%
341	0.33%	0.29%	0.42%	0.28%
342	0.32%	0.28%	0.41%	0.27%
343	0.31%	0.27%	0.39%	0.26%
344	0.30%	0.26%	0.38%	0.25%
345	0.28%	0.25%	0.36%	0.24%
346	0.27%	0.24%	0.35%	0.22%
347	0.25%	0.22%	0.33%	0.21%
348	0.24%	0.21%	0.31%	0.20%
349	0.22%	0.20%	0.29%	0.19%
350	0.21%	0.18%	0.27%	0.17%
351	0.19%	0.17%	0.25%	0.16%
352	0.17%	0.15%	0.23%	0.14%
353	0.16%	0.14%	0.21%	0.13%
354	0.14%	0.12%	0.19%	0.12%
355	0.12%	0.11%	0.16%	0.10%
356	0.10%	0.09%	0.14%	0.08%
357	0.08%	0.07%	0.11%	0.07%
358	0.06%	0.06%	0.09%	0.05%
359	0.04%	0.04%	0.06%	0.03%
360

EXHIBIT F

SASCO Series 2006-BC2 TRUST AGREEMENT

F-1

EXHIBIT G

FORM OF ANNUAL CERTIFICATION

Re:
The Servicing Agreement dated as of August 1, 2006 (the “Agreement”), by and among Option One Mortgage Corporation, as servicer (the “Servicer”), Lehman Brothers Holdings Inc., as seller (the “Seller”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), and acknowledged by U.S. Bank National Association, as Trustee (the “Trustee”)

I, ________________________________, the _______________________ of Option One Mortgage Corporation, certify to the Depositor, the Master Servicer, the Securities Administrator and the Trustee, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the Depositor, the Master Servicer, the Securities Administrator and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer, the Securities Administrator and the Trustee;

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations in all material respects under the Agreement; and

G-1

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Depositor, the Master Servicer, the Securities Administrator and the Trustee. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer, the Securities Administrator and the Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By: ________________________________
Name:
Title:

G-2

EXHIBIT H

FANNIE MAE GUIDE NO. 95-19

FANNIE MAE GUIDE 95-19

ANNOUNCEMENT
Reference

	o	Selling	This announcement amends the guide(s) indicated.

	•	Servicing	Please keep it for reference until we issue a formal change.

Subject	“Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring -- as of the month ending March 31, 1996 -- servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Servicers may, however, use a slightly later cut-off date -- for example, at the and of the first week of a month -- to assure• that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Servicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Servicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Servicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President - Mortgage and Lender Standards

11/20/95

FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number

Consumer Credit Associates, Inc. 950 Threadneedle Street, Suite 200 Houston, Texas 77079-2903	Call (713) 595-1190, either extension 150, 101, or 112, for all inquiries.

Equifax
Members that have an account number may call their local sales representative for all inquiries; lenders that need to set up an account should call (800) 685-5000 and select the customer assistance option.

TRW Information Systems & Services 601 TRW Parkway Allen, Texas 75002	Call (800) 831-5614 for all inquiries, current members should select option 3; lenders that need to set up an account should select Option 4.

Trans Union Corporation 555 West Adams Chicago, Illinois 60661	Call (312) 258-1818 to get the name of the local bureau to contact about setting up an account or obtaining other information.

11/20/95

EXHIBIT I

SERVICING CRITERIA TO BE ADDRESSED
IN REPORT ON ASSESSMENT OF COMPLIANCE

The Servicer shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT J

TRANSACTION PARTIES

Trustee:	U.S. Bank National Association

Master Servicer:	Wells Fargo Bank, N.A.

Credit Risk Manager:	Clayton Fixed Income Services, Inc.

PMI Insurer(s):	Mortgage Guaranty Insurance Corporation and PMI Mortgage Insurance Co.

Derivative Counterparty:	HSBC Bank USA, National Association

Servicer(s):	Aurora Loan Services LLC, Countrywide Home Loans, Inc., JPMorgan Chase Bank, National Association, Option One Mortgage Corporation, GMAC Mortgage Corporation, and Wells Fargo Bank, N.A.

Originator(s):	BNC Mortgage, Inc., Countrywide Home Loans, Inc., and Argent Mortgage Company, LLC

Custodian(s):	Deutsche Bank National Trust Company, LaSalle Bank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A.

Seller:	Lehman Brothers Holdings Inc.

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EXHIBIT K

FORM OF ANNUAL OFFICER’S CERTIFICATE

Via Overnight Delivery

[DATE]

To:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Master Servicing Department
(SASCO 2006-BC2)

RE:
Annual officer’s certificate delivered pursuant to Section 5.03 of that certain servicing agreement, dated as of August 1, 2006 (the “Agreement”), by and among Lehman Brothers Holdings Inc., Option One Mortgage Corporation, as servicer (the “Servicer”), Wells Fargo Bank, N.A., as master servicer, and acknowledged by U.S. Bank National Association, as Trustee, relating to the issuance of the Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2006-BC2

[_______], the undersigned, a duly authorized [_______] of [the Servicer][Name of Subservicer], does hereby certify the following for the [calendar year][identify other period] ending on December 31, 20[__]:

1.	A review of the activities of the Servicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2.
To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Master Servicer, the Depositor and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Servicer to remedy such default.

Certified By:

______________________________
Name:
Title:

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